                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                       PARAMETRIC TECHNOLOGY CORPORATION

                          PTC ACQUISITION CORPORATION

                                      AND

                           COMPUTERVISION CORPORATION



                          DATED AS OF NOVEMBER 3, 1997
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                               TABLE OF CONTENTS
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ARTICLE I
THE MERGER.........................................................................    2
   1.1.   THE MERGER...............................................................    2
   1.2.   EFFECTIVE TIME; CLOSING..................................................    2
   1.3.   EFFECT OF THE MERGER.....................................................    2
   1.4.   CERTIFICATE OF INCORPORATION; BYLAWS.....................................    3
   1.5.   DIRECTORS AND OFFICERS...................................................    3
   1.6.   EFFECT ON CAPITAL STOCK..................................................    3
   1.7.   SURRENDER OF CERTIFICATES................................................    4
   1.8.   NO FURTHER OWNERSHIP RIGHTS IN COMPUTERVISION COMMON STOCK...............    6
   1.9.   LOST, STOLEN OR DESTROYED CERTIFICATES...................................    6
   1.10.  TAX AND ACCOUNTING CONSEQUENCES..........................................    6
   1.11.  TAKING OF NECESSARY ACTION; FURTHER ACTION...............................    7

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF COMPUTERVISION...................................    7
   2.1.   ORGANIZATION OF COMPUTERVISION...........................................    7
   2.2.   COMPUTERVISION CAPITAL STRUCTURE.........................................    8
   2.3.   OBLIGATIONS WITH RESPECT TO CAPITAL STOCK................................    9
   2.4.   AUTHORITY................................................................    9
   2.5.   SECTION 203 OF DELAWARE LAW NOT APPLICABLE...............................   11
   2.6.   SEC FILINGS; COMPUTERVISION FINANCIAL STATEMENTS.........................   11
   2.7.   ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................   12
   2.8.   TAXES....................................................................   14
   2.9.   RESTRICTIONS ON BUSINESS ACTIVITIES......................................   16
   2.10.  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES...................   16
   2.11.  INTELLECTUAL PROPERTY....................................................   17
   2.12.  COMPLIANCE; PERMITS; RESTRICTIONS........................................   18
   2.13.  LITIGATION...............................................................   19
   2.14.  BROKERS' AND FINDERS' FEES...............................................   19
   2.15.  EMPLOYEE BENEFIT PLANS; EMPLOYMENT MATTERS...............................   19
   2.16.  EMPLOYEES................................................................   23
   2.17.  ENVIRONMENTAL MATTERS....................................................   24
   2.18.  AGREEMENTS, CONTRACTS AND COMMITMENTS....................................   25
   2.19.  CHANGE OF CONTROL PAYMENTS...............................................   25
   2.20.  STATEMENTS; PROXY STATEMENT/PROSPECTUS...................................   26
   2.21.  BOARD APPROVAL...........................................................   26
   2.22.  FAIRNESS OPINION.........................................................   26
   2.23.  MINUTE BOOKS.............................................................   26
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                                      -i-
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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARAMETRIC AND MERGER SUB........................   27
   3.1.   ORGANIZATION OF PARAMETRIC...............................................   27
   3.2.   PARAMETRIC CAPITAL STRUCTURE.............................................   27
   3.3.   AUTHORITY................................................................   27
   3.4.   SEC FILINGS; PARAMETRIC FINANCIAL STATEMENTS.............................   29
   3.5.   LITIGATION...............................................................   30
   3.6.   REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS.......................   30
   3.7.   INTERIM OPERATIONS OF MERGER SUB.........................................   30
   3.8.   ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................   30

ARTICLE IV
CONDUCT PRIOR TO THE EFFECTIVE TIME................................................   31
   4.1.   CONDUCT OF BUSINESS BY COMPUTERVISION AND PARAMETRIC.....................   31
   4.2.   CERTAIN ACTIONS BY COMPUTERVISION........................................   31

ARTICLE V
ADDITIONAL AGREEMENTS..............................................................   33
   5.1.   PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER FILINGS........   33
   5.2.   MEETING OF COMPUTERVISION STOCKHOLDERS...................................   34
   5.3.   ACCESS TO INFORMATION; CONFIDENTIALITY...................................   34
   5.4.   NO SOLICITATION..........................................................   35
   5.5.   PUBLIC DISCLOSURE........................................................   37
   5.6.   LEGAL REQUIREMENTS.......................................................   37
   5.7.   THIRD PARTY CONSENTS.....................................................   37
   5.8.   FIRPTA...................................................................   38
   5.9.   NOTIFICATION OF CERTAIN MATTERS..........................................   38
   5.10.  BEST EFFORTS AND FURTHER ASSURANCES......................................   38
   5.11.  STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN..............................   38
   5.12.  COMPUTERVISION EMPLOYEE PLANS............................................   39
   5.13.  PARAMETRIC FORM S-8......................................................   40
   5.14.  INDEMNIFICATION..........................................................   40
   5.15.  TAX-FREE REORGANIZATION..................................................   40
   5.16.  NMS LISTING..............................................................   41
   5.17.  COMPUTERVISION AFFILIATE AGREEMENT.......................................   41

ARTICLE VI
CONDITIONS TO THE MERGER...........................................................   41
   6.1.   CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.............   41
   6.2.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPUTERVISION...................   42
   6.3.   ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARAMETRIC AND MERGER SUB....   43
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                                      -ii-
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ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER..................................................   44
   7.1.   TERMINATION..............................................................   44
   7.2.   NOTICE OF TERMINATION; EFFECT OF TERMINATION.............................   46
   7.3.   FEES AND EXPENSES........................................................   47
   7.4.   AMENDMENT................................................................   49
   7.5.   EXTENSION; WAIVER........................................................   49

ARTICLE VIII
GENERAL PROVISIONS.................................................................   49
   8.1.   NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................   49
   8.2.   NOTICES..................................................................   49
   8.3.   INTERPRETATION; KNOWLEDGE................................................   50
   8.4.   COUNTERPARTS.............................................................   50
   8.5.   ENTIRE AGREEMENT.........................................................   51
   8.6.   SEVERABILITY.............................................................   51
   8.7.   OTHER REMEDIES; SPECIFIC PERFORMANCE.....................................   51
   8.8.   GOVERNING LAW............................................................   51
   8.9.   RULES OF CONSTRUCTION....................................................   51
   8.10.  ASSIGNMENT...............................................................   51

                               INDEX OF EXHIBITS



Exhibit A  Computervision Stock Option Agreement

Exhibit B  Computervision Stockholder Voting Agreement

Exhibit C  Computervision Affiliate Agreement

Exhibit D  Form of Opinion of Palmer & Dodge LLP

Exhibit E  Form of Opinion of Hale & Dorr LLP

Exhibit F  Non-Competition Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


  This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of November 3, 1997 is by and among Parametric Technology Corporation ("Parametric"), a Massachusetts corporation, PTC Acquisition Corporation ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Parametric, and Computervision Corporation ("Computervision"), a Delaware corporation.

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Massachusetts Business Corporation Law and the Delaware General Corporation Law ("Delaware Law"), Parametric and Computervision will enter into a business combination transaction pursuant to which Merger Sub will merge with and into Computervision (the "Merger").

     B. The Board of Directors of Parametric (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parametric and fair to, and in the best interests of, Parametric and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     C. The Board of Directors of Computervision (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Computervision and fair to, and in the best interests of, Computervision and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended the approval of this Agreement by the stockholders of Computervision.

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parametric's willingness to enter into this Agreement, Computervision shall execute and deliver a Stock Option Agreement in favor of Parametric in the form attached hereto as Exhibit A (the "Computervision Stock
                                          ---------
Option Agreement").

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parametric's willingness to enter into this Agreement, certain affiliates of Computervision shall each enter into a Voting Agreement in the form attached hereto as Exhibit B (the "Computervision Voting Agreements").
                        ---------

     F. Parametric, Computervision and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:



                                   ARTICLE I
                                   THE MERGER

     1.1. THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Computervision, the separate corporate existence of Merger Sub shall cease and Computervision shall continue as the surviving corporation. Computervision as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2. EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Palmer & Dodge LLP at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date"). At the Closing, (a) Computervision shall deliver to Parametric the various certificates and instruments required under
Article VI, (b) Parametric and Merger Sub shall deliver to Computervision the various certificates and instruments required under Article VI, and (c) Computervision and Merger Sub shall execute and file the Certificate of Merger with the Secretary of State of Delaware.

     1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Computervision and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Computervision and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4. CERTIFICATE OF INCORPORATION; BYLAWS.

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Computervision Corporation."

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

     1.6. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Computervision or the holders of any of the following securities:

          (a) Conversion of Computervision Common Stock.  Each share of Common
              -----------------------------------------
Stock, par value $.01 per share, of Computervision (the "Computervision Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Computervision Common Stock to be canceled pursuant to
Section 1.6(b)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.0866 (the "Exchange Ratio") shares of Common Stock, par value $.01 per share, of Parametric (the "Parametric Common Stock") upon surrender of the certificate representing such share of Computervision Common Stock in the manner provided in
Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1.9).

          (b) Cancellation of Certain Shares.  Each share of Computervision
              ------------------------------
Common Stock held in the treasury of Computervision or owned by Merger Sub, Parametric or any direct or indirect wholly owned subsidiary of Computervision or of Parametric immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Stock Options.  At the Effective Time all options to purchase
              -------------
Computervision Common Stock then outstanding under Computervision's 1992 Stock Option Plan, 1993 Director Stock Option Plan, and 1995 Director Stock Option Plan (collectively, the "Computervision Stock Option Plans") shall be assumed by Parametric in accordance with Section 5.11 hereof.

          (d) Capital Stock of Merger Sub.  Each share of Common Stock, par
              ---------------------------
value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Adjustments to Exchange Ratio.  The Exchange Ratio shall be
              -----------------------------
adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parametric Common Stock or Computervision Common Stock), recapitalization or other like change without receipt of consideration with respect to Parametric Common Stock or Computervision Common Stock occurring on or after the date hereof and prior to the Effective Time. In addition, during the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, Parametric shall not, without the prior written consent of Computervision, declare or pay any dividend or distribution on the Parametric Common Stock (other than ordinary cash dividends) unless prior thereto either (i) Parametric shall have provided that holders of Computervision Common Stock, upon the Effective Time, shall receive such dividend or distribution to the same extent they would have if their shares of Computervision's Common Stock had been converted into Parametric Common Stock immediately prior to the record date of any such dividend or distribution or
(ii) Parametric and Computervision shall mutually have agreed upon an adjustment of the Exchange Ratio to fully reflect the effect of any such dividend or distribution.

          (f) Fractional Shares.  No fraction of a share of Parametric Common
              -----------------
Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Computervision Common Stock who would otherwise be entitled to a fraction of a share of Parametric Common Stock (after aggregating all fractional shares of Parametric Common Stock to be received by such holder) shall receive from Parametric an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parametric Common Stock for the ten most recent days that Parametric Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

     1.7. SURRENDER OF CERTIFICATES.

          (a) Exchange Agent.  Parametric shall select a bank or trust company
              --------------
reasonably acceptable to Computervision, which may be Parametric's existing transfer agent, to act as the exchange agent (the "Exchange Agent") in the Merger.

          (b) Parametric to Provide Common Stock.  Promptly after the Effective
              ----------------------------------
Time, Parametric shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parametric Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Computervision Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Computervision Common Stock may be entitled pursuant to Section 1.6(e) or 1.7(d).

          (c) Exchange Procedures.  Promptly after the Effective Time,
              -------------------
Parametric shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Computervision Common Stock whose shares were converted into the right to receive shares of Parametric Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.6(e) or 1.7(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parametric may reasonably specify) and (ii) instructions for effecting the exchange of the Certificates for certificates representing shares of Parametric Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.6(e) or 1.7(d). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parametric, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parametric Common Stock, payment in lieu of fractional shares that such holder has the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.6(e) or 1.7(d), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.6(e) or 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parametric Common Stock into which such shares of Computervision Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.6(e) or 1.7(d).

          (d) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to Parametric Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parametric Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof certificates representing whole shares of Parametric Common Stock issued in exchange therefor, without interest, along with the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parametric Common Stock and cash in lieu of any fractional shares in accordance with Section 1.6(f).

          (e) Transfers of Ownership.  If any certificate for shares of
              ----------------------
Parametric Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed, accompanied by any documents required to evidence and effect such transfer and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parametric or any agent designated by it any applicable transfer taxes required by reason of the issuance of a certificate for shares of Parametric Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall provide evidence that any applicable transfer taxes have been paid.

          (f) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.7, neither the Exchange Agent, Parametric, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parametric Common Stock or Computervision Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8. NO FURTHER OWNERSHIP RIGHTS IN COMPUTERVISION COMMON STOCK. All shares of Parametric Common Stock issued upon the surrender for exchange of shares of Computervision Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Sections 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Computervision Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Computervision Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parametric Common Stock, cash for fractional shares, if any, as may be required pursuant to
Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parametric may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parametric or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10. TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. It is also intended by the parties hereto that the Merger shall be treated as a "pooling for interests" for accounting purposes.

     1.11. TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Computervision and Merger Sub, the officers and directors of Computervision and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.


                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF COMPUTERVISION

     Computervision represents and warrants to Parametric and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure schedule supplied by Computervision to Parametric (the "Computervision Disclosure Schedule"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement to which they refer, as follows:

     2.1. ORGANIZATION OF COMPUTERVISION. Computervision and each of its Subsidiaries (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite corporate or similar power to own, lease and operate its property and to carry on its business as now being conducted and as proposed by Computervision to be conducted, and is duly qualified to do business and in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified would have a Computervision Material Adverse Effect (as defined below). Computervision has delivered to Parametric a true and complete list of all of Computervision's Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and Computervision's equity interest therein. Computervision has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of Computervision and similar governing instruments of each of its Subsidiaries, each as amended to date, to Parametric. The term "Computervision Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is, or that would be, materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Computervision or the Surviving Corporation and its Subsidiaries taken as a whole; provided, however, that, for purposes of Sections 6.3(a) and 7.1(i), the
       --------  -------
following shall not be deemed to constitute a "Computervision Material Adverse Effect": (i) an adverse change in or effect on the market price of Computervision Common Stock between the date of this Agreement and the Effective Time; (ii) a failure of quarterly results of operations for any quarter ending between the date of this Agreement and the Effective Time to meet generally analysts' expectations as reflected in the First Call consensus estimate; or
(iii) a reduction in revenues of Computervision other than software maintenance revenues (as defined in Section 7.1(l) between the date of this Agreement and the Effective Time and any effect of such reduction on Computervision's financial condition or gross profit margin. "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least 40% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     2.2. COMPUTERVISION CAPITAL STRUCTURE.

          (a) The authorized capital stock of Computervision consists of 100,000,000 shares of Common Stock, par value $0.01 per share, of which there were 63,725,393 shares issued and outstanding as of October 31, 1997, and no shares in treasury, and 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued or outstanding. No shares of Computervision Common Stock have been issued since that date except pursuant to the exercise of stock options or warrants listed on the Computervision Disclosure Schedule. All outstanding shares of Computervision Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Computervision or any agreement or document to which Computervision is a party or by which it is bound. As of October 31, 1997, (i) an aggregate of 8,878,380 shares of Computervision Common Stock, net of exercises, were reserved for issuance to employees, consultants and non-employee directors pursuant to the Computervision Stock Option Plans, under which options were outstanding for an aggregate of 7,528,075 shares, (ii) 108,300 shares of Computervision Common Stock were reserved for issuance upon exercise of the Common Stock Purchase Warrant(s) dated December 22, 1993 (the "1993 Warrants"), and (iii) 635,739 shares of Computervision Common Stock were reserved for issuance upon exercise of the Common Stock Purchase Warrant dated August 14, 1997 (the "1997 Warrant"), which has been rescinded. There are 9,558,809 shares of Computervision Common Stock reserved for issuance upon exercise of the Computervision Stock Option Agreement. All shares of Computervision Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

          (b) Computervision has outstanding $48,610,000 principal amount of 8% Convertible Subordinated Debentures due 2009 ("8% Debentures"), $3,430,000 principal amount of 5 3/4% Convertible Subordinated Debentures due 2012 ("5 3/4% Debentures"), and $175,000,000 principal amount of 11 3/8% Senior Subordinated Notes due 1999 ("11 3/8% Debentures" and collectively, "Debentures"). The Company has paid in full or accrued all amounts now or heretofore due under each of the Debentures, and has satisfied in full or provided for all of its liabilities and obligations thereunder that are presently or heretofore were required to be satisfied or provided for, and is not in default under any of such Debentures or the respective Indenture(s) with respect to such Debentures (each, an "Indenture"), nor does any condition exist that with notice or lapse of time or both would constitute a default under any of such Debentures or Indenture(s). None of the Debentures are convertible into or exercisable for shares of Computervision Common Stock nor any security convertible into or exercisable for Computervision Common Stock.

     2.3. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. The Computervision Disclosure Schedule lists (i) each outstanding option to acquire shares of the Common Stock of Computervision under the Computervision Stock Option Plans as of the date hereof, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicates the extent of acceleration, if any, and (ii) the name(s), address(es), and respective numbers of shares of Computervision Common Stock issuable upon exercise of the 1993 Warrants and the 1997 Warrant to the holder(s) of such Warrants. As of October 31, 1997, there were 96 participants in the Computervision Employee Stock Purchase Plans. The only offerings currently in process under Computervision's Employee Stock Purchase Plans will terminate no later than December 31, 1997. Except as set forth in Section 2.2 of the Computervision Disclosure Schedule, there are no equity securities of any class of Computervision, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities Computervision owns, directly or indirectly through one or more Subsidiaries, there are no equity securities of any class of any Subsidiary of Computervision, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding, except, in the case of certain foreign Subsidiaries, directors' qualifying shares. Except as set forth in Section 2.2 or the Computervision Disclosure Schedule, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Computervision or any of its Subsidiaries is a party or by which it is bound obligating Computervision or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Computervision or any of its Subsidiaries or obligating Computervision or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth on the Computervision Disclosure Schedule, there are no registration rights and, to the knowledge of Computervision, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Computervision or with respect to any equity security of any class of any of its Subsidiaries.

     2.4. AUTHORITY.

          (a) Computervision has all requisite corporate power and authority to enter into this Agreement and the Computervision Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Computervision Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Computervision, subject only to the adoption of this Agreement by Computervision's stockholders and the filing and recording of the Certificate of Merger pursuant to Delaware Law. Computervision's stockholders may adopt this Agreement by vote of the holders of a majority of the outstanding shares of the Computervision Common Stock. This Agreement and the Computervision Stock Option Agreement have been duly executed and delivered by Computervision. Each of the Computervision Stock Option Agreement and, assuming the due authorization, execution and delivery by Parametric and Merger Sub, this Agreement constitute the valid and binding obligation of Computervision, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement and the Computervision Stock Option Agreement by Computervision do not, and the performance of this Agreement and the Computervision Stock Option Agreement by Computervision will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Computervision or the equivalent organizational documents of any of its Subsidiaries, (ii) subject to obtaining the adoption by Computervision's stockholders of this Agreement as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Computervision or any of its Subsidiaries or by which its or any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of Computervision or any Subsidiary or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Computervision or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Computervision or any of its Subsidiaries is a party or by which Computervision or any of its Subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Computervision Material Adverse Effect. The Computervision Disclosure Schedule lists all material consents, waivers and approvals under any of Computervision's or any of its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those the absence of which would not have a Computervision Material Adverse Effect.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental or regulatory body or authority or instrumentality ("Governmental Entity") is required by or with respect to Computervision in connection with the execution and delivery of this Agreement or the Computervision Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, (ii) the filing of the Proxy Statement (as defined in Section 2.20) with the U.S. Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the filing of a Current Report on Form 8-K with the SEC, (iv) the filing with the United States Department of Justice and the Federal Trade Commission of such forms as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Computervision Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Merger.

     2.5. SECTION 203 OF DELAWARE LAW NOT APPLICABLE. The Board of Directors of Computervision has taken all actions so that the restrictions contained in
Section 203 of Delaware Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Computervision Stock Option Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

     2.6. SEC FILINGS; COMPUTERVISION FINANCIAL STATEMENTS.

          (a) Computervision has filed all forms, reports and documents required to be filed with the SEC since January 1, 1996, and has made available to Parametric such forms, reports and documents in the form filed with the SEC.
All such required forms, reports and documents (including those that Computervision may file after the date hereof until the Closing) are referred to herein as the "Computervision SEC Reports." As of their respective dates, the Computervision SEC Reports (i) were or will be prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Computervision SEC Reports, and (ii) did not or will not at the time they were or are filed (or if amended or superseded by a filing prior to the Closing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. None of Computervision's Subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Computervision SEC Reports (the "Computervision Financials"), including any Computervision SEC Reports filed after the date hereof until the Closing, (x) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was or will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented or will fairly present, in all material respects, the consolidated financial position of Computervision and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Computervision, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Computervision contained in Computervision's SEC Report as of September 28, 1997 is hereinafter referred to as the "Computervision Balance Sheet." Except as disclosed in the Computervision Financials or the Computervision Disclosure Schedule and except for obligations under this Agreement or the Computervision Stock Option Agreement, neither Computervision nor any of its Subsidiaries has (i) any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Computervision and its Subsidiaries taken as a whole, except liabilities (x) provided for in the Computervision Balance Sheet, (y) incurred since the date of the Computervision Balance Sheet in the ordinary course of business consistent with past practices or (z) incurred in connection with the transactions contemplated hereby, nor
(ii) any other liabilities reasonably likely to have a Computervision Material Adverse Effect.

          (c) Computervision has previously furnished to Parametric a complete and correct copy of any amendments or modifications, that have not yet been filed with the SEC but that are required to be filed, to agreements, documents or other instruments that previously had been filed by Computervision with the SEC pursuant to the Securities Act or the Exchange Act.

     2.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Computervision Disclosure Schedule, since September 28, 1997, there has not occurred any Computervision Material Adverse Effect other than as disclosed in the Computervision SEC Reports filed before the date hereof and there has not been, occurred or arisen any:

          (a) transaction by Computervision or its Subsidiaries except in the ordinary course of business as conducted on the date of the Computervision Balance Sheet and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of Computervision;

          (c) individual capital expenditure or commitment, or series of related capital expenditure or commitments, by Computervision or its Subsidiaries outside the ordinary course of business exceeding $250,000;

          (d) destruction of, damage to or loss of any assets material to the business of Computervision and its Subsidiaries taken as a whole (whether or not covered by insurance);

          (e) material adverse change in a material customer relationship, including without limitation any cancellation or termination or notice of cancellation or termination by any material customer of its relationship or a material portion of its relationship with Computervision or any of its Subsidiaries or any material decrease or planned decrease in the usage or purchase of the products or services of Computervision or any of its Subsidiaries by any such customer from that reasonably expected by Computervision at the date of this Agreement.

          (f) labor trouble or claim of wrongful discharge (except for such claims as would not reasonably be expected to result in potential damages greater than $250,000) or other unlawful labor practice or action that would have a Computervision Material Adverse Effect ;

          (g) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Computervision;

          (h) material revaluation by Computervision or its Subsidiaries of any of its assets;

          (i) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Computervision, or any direct or indirect redemption, purchase or other acquisition by Computervision of any of its capital stock;

          (j) increase in the salary or other compensation payable or to become payable to any of its (i) officers or directors or (ii) employees or advisors receiving, after such increase, annualized compensation in excess of $100,000 per year, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as disclosed in the Computervision Disclosure Schedule or otherwise contemplated by this Agreement and except for increases, payments or commitments in the ordinary course of business and consistent with past practices;

          (k) sale, lease, license or other disposition of any of the assets or properties of Computervision or its Subsidiaries, except in the ordinary course of business;

          (l) amendment or termination of any material contract, agreement or license to which Computervision or any of its Subsidiaries is a party or by which it is bound except for amendments in the ordinary course of business or terminations pursuant to the terms of the contract, agreement or license and not as a result of any breach, and except for amendments or terminations described in Section 2.7(e);

          (m) loan by Computervision or any of its Subsidiaries to any person or entity, incurring by Computervision or any Subsidiary of any indebtedness (except for indebtedness in amounts described in Section 2.18(d) of the Computervision Disclosure Schedule incurred under existing credit lines or arrangements set forth in Section 2.18(d) of the Computervision Disclosure Schedule), guaranteeing by Computervision or any Subsidiary of any indebtedness, issuance or sale of any debt securities of Computervision or any Subsidiary or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (n) waiver or release of any material right or claim of Computervision or any of its Subsidiaries, including any write-off or other compromise of any account receivable of Computervision or any Subsidiary other than in the ordinary course of business and consistent with past practices;

          (o) change in pricing or royalties set or charged by Computervision or its subsidiaries to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Computervision or any of its Subsidiaries other than in the ordinary course of business and consistent with past practices; or

          (p) commitment, understanding or agreement by Computervision or any of its Subsidiaries or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (o) (other than this Agreement).

     2.8. TAXES.

          (a) Definition of Taxes.  For the purposes of this Agreement, "Tax"
              -------------------
or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities in the nature of a tax including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Tax Returns and Audits.  Except as set forth in Schedule 2.8:
              ----------------------

               (i) Computervision and each of its Subsidiaries as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") then due relating to any and all Taxes concerning or attributable to Computervision or such Subsidiary or its operations and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law or, with respect to any Taxes payable, an adequate reserve has been established on the Computervision Balance Sheet.

               (ii) Computervision and each of its Subsidiaries as of the Effective Time: (A) will have paid or accrued all Taxes set forth on its Returns, and (B) will have withheld and paid (or will pay at the time required) with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) Neither Computervision nor any of its Subsidiaries is delinquent in any material respect in the payment of any Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Computervision or any of its Subsidiaries, nor has Computervision or any Subsidiary executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) Other than the audits set forth in the Computervision Disclosure Schedule, no audit or other examination of any Return of Computervision is currently in progress, nor has Computervision or any Subsidiary been notified of any request for such an audit or other examination.

               (v) Computervision and its Subsidiaries did not have, as of September 28, 1997, any liabilities, whether asserted or unasserted, contingent or otherwise, for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Computervision Balance Sheet, and neither Computervision nor any of its Subsidiaries has incurred any such liabilities since such date except in the ordinary course of business and consistent with past practices.

               (vi) Computervision has made available to Parametric copies of all federal and state income and all state sales and use Tax Returns for all periods since December 31, 1987.

               (vii) There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") of a material nature on the assets of Computervision or any Subsidiary relating to or attributable to Taxes, except for Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings.

               (viii) Neither Computervision nor any Subsidiary has received written or oral notice of any claim relating or attributable to Taxes that, if adversely determined, would result in any Lien on the assets of Computervision or any Subsidiary.

               (ix) None of Computervision's or its Subsidiaries' assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Computervision or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or the limitations in Sections 162 of the Code.

               (xi) Neither Computervision nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
     Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Computervision or such Subsidiary.

               (xii) Neither Computervision nor any of its Subsidiaries is a party to a tax sharing or allocation agreement nor does Computervision or any Subsidiary owe any amount under any such agreement.

               (xiii) Neither Computervision nor any of its Subsidiaries is or has been at any time during the period specified in Section
     897(c)(1)(A)(ii) of the Code, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiv) For a period of two (2) years following each reported ownership change, as defined in Section 382(g) of the Code, Computervision and its Subsidiaries have continued a significant line of their historic business within the meaning of Treasury Regulation Section 1.368-1(d)(3).

               (xv) Neither Computervision nor any Subsidiary has agreed to, or is required to, make any adjustments under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

     2.9. RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Computervision or any of its Subsidiaries is a party or, to the knowledge of Computervision, otherwise binding upon Computervision or its Subsidiaries, that has or reasonably could be expected to have the effect of prohibiting or impairing in a material way any business practice of Computervision or any Subsidiary, any acquisition of property (tangible or intangible) by Computervision or its Subsidiaries or the conduct of business by Computervision and its Subsidiaries. Without limiting the foregoing, neither Computervision nor any of its Subsidiaries has entered into any agreement under which Computervision or any Subsidiary is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market, and to the best of Computervision's knowledge neither Computervision nor any Subsidiary has granted any exclusive rights with respect to any of its products to any other person.

     2.10.  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

          (a) Neither Computervision nor any of its Subsidiaries own any real property. Section 2.10(a) of the Computervision Disclosure Schedule lists all real property leases to which Computervision or any of its Subsidiaries is a party and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $250,000.

          (b) Computervision and its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used or held for use in their business, and such properties and assets, as well as all other properties and assets of Computervision and its Subsidiaries, whether tangible or intangible, are free and clear of any Liens, except as reflected in Computervision Financials or in
Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, that are not material in character, amount or extent, and that do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.11.  INTELLECTUAL PROPERTY.

          (a) Computervision and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are (i) required or reasonably necessary for the conduct of business of Computervision or its Subsidiaries as currently conducted or (ii) under development for such business, in either case the absence of which, individually or in the aggregate, would have a Computervision Material Adverse Effect (collectively, the "Computervision Intellectual Property Rights").

          (b) The Computervision Disclosure Schedule sets forth a list of all federal, state and foreign patents, registered copyrights, registered trademarks, and any applications therefor, and specifies, where applicable, the jurisdictions in which each such Computervision Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. The Computervision Disclosure Schedule sets forth a list of all material licenses, sublicenses and other agreements to which Computervision or any of its Subsidiaries is a party and pursuant to which Computervision, any of its Subsidiaries or any other person is authorized to use or license the use of any (i) Computervision Intellectual Property Right (excluding licenses granted to customers or distributors in the ordinary course of business) or trade secret of Computervision or any Subsidiary and (ii) third party patents, copyrights, trademarks, and applications for registration thereof, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are, are incorporated in, or form a part of any Computervision Intellectual Property. The execution and delivery of this Agreement by Computervision, and the consummation of the transactions contemplated hereby, will neither cause Computervision or any Subsidiary to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in the Computervision Disclosure Schedule, Computervision or a Subsidiary (i) is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Computervision Intellectual Property Rights, or (ii) is a licensee of the Computervision Intellectual Property Rights under valid and binding license agreements listed in the Computervision Disclosure Schedule.

          (c) No claims with respect to Computervision Intellectual Property Rights have been asserted in writing or are, to Computervision's knowledge, threatened by any person, (i) to the effect that the manufacture, sale, licensing or use of any of the products of Computervision or its Subsidiaries infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party, (ii) against the use by Computervision or any Subsidiary of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in Computervision's or its Subsidiaries' business as currently conducted or under development for use in such business, or (iii) challenging the ownership by Computervision or a Subsidiary, or the validity or effectiveness, of any of Computervision Intellectual Property Rights. All registered copyrights held by Computervision or any Subsidiary that are material to the business of Computervision and its Subsidiaries taken as a whole are valid and subsisting. To Computervision's knowledge, neither Computervision nor any Subsidiary has infringed, and the business of Computervision and its Subsidiaries does not infringe, any copyright, patent, trade secret or other proprietary right of any third party. To Computervision's knowledge, there is no material unauthorized use, infringement or misappropriation of any of Computervision Intellectual Property Rights by any third party, including any employee or former employee of Computervision or any Subsidiary. No Computervision Intellectual Property Right or product of Computervision or any of its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Computervision or its subsidiaries. Substantially all persons who are now, or within the last five years have been, employees, consultants or contractors of Computervision and its Subsidiaries have executed proprietary information and confidentiality agreements substantially in Computervision's standard forms.

     2.12.  COMPLIANCE; PERMITS; RESTRICTIONS.

          (a) Neither Computervision nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Computervision or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Computervision or any of its Subsidiaries is a party or by which Computervision or any of its Subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that would not have a Computervision Material Adverse Effect.

          (b) Computervision and its Subsidiaries hold all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of Computervision and its Subsidiaries taken as a whole (collectively, the "Computervision Permits"). Computervision and its Subsidiaries are in compliance with the terms of Computervision Permits, except where the failure to so comply would not have a Computervision Material Adverse Effect.

     2.13. LITIGATION. Except as set forth in the Computervision Disclosure Schedule, there is no action, suit or proceeding of any nature pending or to Computervision's knowledge threatened against Computervision or any of its Subsidiaries, or any of their respective properties, officers or directors, in their respective capacities as such (i) involving Computervision Intellectual Property Rights or in which injunctive or other equitable relief or damages in excess of $100,000 are or are reasonably likely to be sought against Computervision or any Subsidiary or that could otherwise result in a Computervision Material Adverse Effect or (ii) that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. Except as set forth in Schedule 2.13, to Computervision's knowledge, there is no investigation pending or threatened against Computervision or any of its Subsidiaries, their respective properties or any of their respective officers or directors by or before any Governmental Entity that would have a Computervision Material Adverse Effect. Schedule 2.13 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. To the knowledge of Computervision, no Governmental Entity has at any time challenged or questioned in writing the legal right of Computervision or any Subsidiary to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.14. BROKERS' AND FINDERS' FEES. Except for fees payable to Hambrecht & Quist LLC and Eugene Freedman disclosed to Parametric, Computervision has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.15.  EMPLOYEE BENEFIT PLANS; EMPLOYMENT MATTERS.

          (a) Definitions.  With the exception of the definition of "Affiliate"
              -----------
set forth in Section 2.15(a)(i) below (which definition shall apply only to this Section 2.15), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "Affiliate" shall mean any other person or entity controlled by or under common control with Computervision within the meaning of
     Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

               (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (iii) "Computervision Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, deferred compensation, incentive compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA that is or has been maintained, contributed to, or required to be contributed to, by Computervision or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which Computervision or any Affiliate has or may have any material liability contingent or otherwise;

               (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of Computervision or any Affiliate;

               (v) "Employee Agreement" shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Computervision or any Affiliate and any Employee or consultant;

               (vi) "IRS" shall mean the Internal Revenue Service;

               (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) that is a "multiemployer plan" as defined in Section 3(37) of ERISA; and

               (viii) "Pension Plan" shall refer to each Computervision Employee Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

          (b) Schedule.  The Computervision Disclosure Schedule contains an
              --------
accurate and complete list of each Computervision Employee Plan and each Employee Agreement. Except as may be set forth on the Computervision Disclosure Schedule, neither Computervision nor any Affiliate has any plan or commitment, whether legally binding or not, to establish any new Computervision Employee Plan or Employee Agreement, to modify any Computervision Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Computervision Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parametric in writing, or as required by this Agreement), or to enter into any Computervision Employee Plan or Employee Agreement.

          (c) Documents.  Computervision has provided or made available to
              ---------
Parametric true and complete copies of (i) all documents comprising each written Computervision Employee Plan and each Employment Agreement, including all amendments thereof and any trust agreements, insurance contracts, and other funding agreements; (ii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Computervision Employee Plan or related trust; (iii) the most recent actuarial reports prepared for each of the Computervision Employee Plans for which such report is required or was prepared and the most recent certified financial statements for each of the Computervision Employee Plans for which such report is required or was prepared; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Computervision Employee Plan; (v) all IRS determination letters and rulings relating to Computervision Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor

("DOL") with respect to any Computervision Employee Plan; (vi) all communications material to any Employee or Employees relating to any Computervision Employee Plan and any proposed Computervision Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Computervision or any Affiliate; and (vii) all registration statements and prospectuses prepared in connection with each Computervision Employee Plan.

          (d) Employee Plan Compliance.  Except as set forth on the
              ------------------------
Computervision Disclosure Schedule, (i) Computervision and each Affiliate has performed in all material respects all obligations required to be performed by it under each Computervision Employee Plan, and each Computervision Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any Computervision Employee Plan for which no exemption exists under Section 4975(c) or (d) of the Code or
Section 408 of ERISA that would have a Computervision Material Adverse Effect;
(iii) there are no actions, suits or claims pending, or, to the knowledge of Computervision, threatened or anticipated (other than routine claims for benefits or actions seeking qualified domestic relations orders) against any Computervision Employee Plan or against the assets of any Computervision Employee Plan; (iv) each Computervision Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Computervision, Parent or any of its Affiliates (other than for ordinary administration expenses typically incurred in a termination event and benefits accrued through the effective date of such amendment, termination or discontinuance not materially in excess of those provided for in the Computervision Financials); (v) there are no inquiries or proceedings pending or, to the knowledge of Computervision or any affiliates, threatened by the IRS or DOL with respect to any Computervision Employee Plan; (vi) neither Computervision nor any Affiliate is subject to any material penalty or tax with respect to any Computervision Employee Plan under Section 406(i) of ERISA or
Section 4975 through 4980 of the Code; (vii) all contributions, premiums or other payments due from Computervision or its Affiliates with respect to any Computervision Employee Plan have been fully paid or adequately provided for on Computervision's audited financial statements; and (viii) all reports required by any governmental agency to be filed with respect to each Computervision Employee Plan since January 1, 1995 have been timely filed except where the failure to be so timely filed would not have a Computervision Material Adverse Effect.

          (e) Pension Plan Qualification Funding.
              ----------------------------------

               (i) With respect to each Pension Plan which is intended to be qualified under Section 401(a) of the Code, each such Pension Plan has received a favorable determination as to its qualification from the IRS and nothing has occurred, whether by action or failure to act, which would case the loss of such qualification.

               (ii) The financial statements of Computervision reflect all employee benefit liabilities of Computervision in a manner satisfying the requirements of FAS 87 and 88.

               (iii) With respect to each Pension Plan that is subject to the provisions of Title I, Subtitle B, part 3 of ERISA, the funding method used in connection with such Pension Plan is acceptable under ERISA, and the actuarial assumptions used in connection with funding such Pension Plan are, in the aggregate, reasonable. No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

          (f) Multiemployer Plans.  At no time has Computervision or any
              -------------------
Affiliate contributed to or been required to contribute to any Multiemployer
Plan.

          (g) No Post-Employment Obligations.  Except as set forth in the
              ------------------------------
Computervision Disclosure Schedule, no Computervision Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except for benefits accrued through the date of termination and as may be required by statute, and neither Computervision or any Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)  Effect of Transaction.
               ---------------------

               (i) Except as set forth on the Computervision Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Computervision Employee Plan, Employee Agreement, trust or loan or applicable law that will result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) Except as set forth on the Computervision Disclosure Schedule, no payment or benefit that will be made by Computervision or any Affiliate with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (i) Funded Welfare Benefit Plans.  Each Computervision Employee Plan
              ----------------------------
which is maintained in connection with any trust or other arrangement described in Section 501(c)(9) of the Code or is otherwise funded within the meaning of
Section 419 of the Code has
received a favorable ruling as to its tax-exempt status and nothing has occurred, whether by action or failure to act, which would cause the loss of such tax-exempt status.

          (j) Employment Matters.  Computervision and each of its Subsidiaries
              ------------------
(i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (k) Labor.  No work stoppage or labor strike against Computervision or
              -----
any of its Subsidiaries is pending or, to the best knowledge of Computervision, threatened. Except as set forth in the Computervision Disclosure Schedule, neither Computervision nor any of its Subsidiaries is involved in or, to the best knowledge of Computervision, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, that, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Computervision or the Surviving Corporation. Neither Computervision nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that would, individually or in the aggregate, directly or indirectly have a Material Adverse Effect on Computervision or the Surviving Corporation. Except as set forth in the Computervision Disclosure Schedule, neither Computervision nor any of its Subsidiaries is presently, nor has it been in the past, a party to, or bound by, (i) any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Computervision or any of its Subsidiaries or (ii) any statutory works council or other agreement, statute, rule or regulation that mandates employee approval, participation, consultation or consent with regard to the transactions contemplated hereby.

     2.16. EMPLOYEES. To Computervision's knowledge, no employee of Computervision or any of its Subsidiaries at or above the director level (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Computervision or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Computervision or such Subsidiary or to the use of trade secrets or proprietary information of others or (ii) has given notice to Computervision or any Subsidiary, nor is Computervision otherwise aware, that any such employee intends to terminate his or her employment with Computervision or any Subsidiary except for terminations of a nature and number that are consistent with Computervision's prior experience.

     2.17.  ENVIRONMENTAL MATTERS.

          (a) Hazardous Material.  To Computervision's knowledge, no underground
              ------------------
storage tanks are present under any property that Computervision or its Subsidiaries have at any time owned or occupied. No material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, hazardous or otherwise to pose an unreasonable danger to human health or the environment, including, without limitation, PCBs, friable asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office, maintenance, shipping and janitorial supplies, are present as a result of the actions of Computervision or any of its Subsidiaries, or, to the knowledge of Computervision, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Computervision or any of its Subsidiaries has at any time owned, operated, occupied or leased. The Computervision Disclosure Schedule lists all locations that Computervision or any Subsidiary formerly owned or leased where, to Computervision's knowledge, Hazardous Materials are present in a volume or concentration that would reasonably be expected to have a Computervision Material Adverse Effect.

          (b) Hazardous Materials Activities.  Neither Computervision nor any of
              ------------------------------
its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Computervision or any of its Subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity which would reasonably be expected to have a Computervision Material Adverse Effect.

          (c) Permits.  Computervision and its Subsidiaries currently hold all
              -------
environmental approvals, permits, licenses, clearances and consents (the "Computervision Environmental Permits") necessary for the conduct of Computervision's and its Subsidiaries' Hazardous Material Activities and other businesses of Computervision and its Subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Computervision Material Adverse Effect.

          (d) Environmental Liabilities.  No material action, proceeding,
              -------------------------
revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Computervision's knowledge, threatened concerning any Computervision Environmental Permit, Hazardous Material in, on or under any property owned or leased by Computervision or any of its Subsidiaries or any Hazardous Materials Activity of Computervision or any of its Subsidiaries.

Computervision is not aware of any fact or circumstance that could involve Computervision or any of its Subsidiaries in any environmental litigation that would reasonably be expected to have a Computervision Material Adverse Effect or impose upon Computervision or any of its Subsidiaries any material environmental liability.

     2.18. AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as identified in the Computervision Disclosure Schedule or filed as exhibits to the Computervision SEC Reports, neither Computervision nor any of its Subsidiaries is a party to or is bound by:

          (a) any agreement, contract or commitment containing any covenant limiting the freedom of Computervision or any of its Subsidiaries to engage in any line of business or compete with any person;

          (b) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $250,000 and not cancelable without penalty;

          (c) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise (other than Computervision's wholly-owned subsidiaries);

          (d) any mortgages, indentures, loans or credit agreements, security agreements relating to a material amount of assets or other agreements or instruments relating to the borrowing of money or extension of credit; or

          (e) any other agreement, contract or commitment (excluding real and personal property leases) which requires annual payments by Computervision or any of its Subsidiaries under any such agreement, contract or commitment of $500,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

     Neither Computervision nor any of its Subsidiaries, nor to Computervision's knowledge any other party to a Computervision Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Computervision or any Subsidiary is a party or by which it is bound of the type described in clauses
(a) through (e) above (any such agreement, contract or commitment, a "Computervision Contract") in such a manner as would permit any other party to cancel or terminate any such Computervision Contract, or would permit any other party to seek damages, which would have a Computervision Material Adverse Effect.

     2.19. CHANGE OF CONTROL PAYMENTS. The Computervision Disclosure Schedule sets forth each plan or agreement pursuant to which any amount may become payable (whether currently or in the future) to current or former officers and directors of Computervision as a result of or in connection with the Merger.

     2.20. STATEMENTS; PROXY STATEMENT/PROSPECTUS. The information to be supplied by Computervision for inclusion in the Registration Statement on Form S-4 to be filed to register under the Securities Act the Parametric Common Stock issuable pursuant to Section 1.6 (the "Registration Statement") shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Computervision for inclusion in the proxy statement/prospectus to be sent to the stockholders of Computervision in connection with the meeting of Computervision's stockholders to consider the adoption of this Agreement and approval of the Merger (the "Computervision Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to Computervision's stockholders and at the time of the Computervision Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier written communication with respect to the solicitation of proxies for the Computervision Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Computervision or any of its affiliates, officers or directors should be discovered by Computervision which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Computervision shall promptly inform Parametric. Notwithstanding the foregoing, Computervision makes no representation or warranty with respect to any information supplied by Parametric or Merger Sub that is contained in any of the foregoing documents.

     2.21. BOARD APPROVAL. The Board of Directors of Computervision has, as of the date of this Agreement, determined unanimously (i) that the Merger is fair to, and in the best interests of Computervision and its stockholders, and (ii) to recommend that the stockholders of Computervision approve this Agreement.

     2.22. FAIRNESS OPINION. Computervision has received an opinion from Hambrecht & Quist LLC, dated as of the date hereof, to the effect that as of the date hereof, the consideration to be received by Computervision's stockholders in the Merger is fair from a financial point of view and will deliver to Parametric a copy of such written opinion.

     2.23. MINUTE BOOKS. The minute books of Computervision made available to Parametric are the only minute books of Computervision, and the minutes contain a reasonably accurate record of all actions taken in all meetings of directors (or committees thereof) and stockholders or all actions by written consent.

                                 ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF PARAMETRIC AND MERGER SUB

     Parametric and Merger Sub represent and warrant to Computervision, subject to the exceptions specifically disclosed in the disclosure schedule supplied by Parametric to Computervision (the "Parametric Disclosure Schedule"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement to which they refer, as follows:

     3.1. ORGANIZATION OF PARAMETRIC. Parametric and each of its material Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite corporate or similar power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified would have a Parametric Material Adverse Effect (as defined below). Parametric has delivered or made available a true and correct copy of the Articles of Organization and Bylaws of Parametric, each as amended to date, to Computervision. The term "Parametric Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is, or that would reasonably be expected to be, materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Parametric and its Subsidiaries taken as a whole; provided, however, that neither (i) an adverse change in or effect on the market price of Parametric Common Stock nor (ii) a failure of quarterly results of operations to meet generally analysts' expectations as reflected in the First Call consensus estimate shall be deemed to constitute a "Parametric Material Adverse Effect."

     3.2. PARAMETRIC CAPITAL STRUCTURE. The authorized capital stock of Parametric consists of 350,000,000 shares of Common Stock, par value $0.01 per share, of which there were 127,936,236 shares issued and outstanding as of October 31, 1997 and 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which, as of the date hereof, are issued and outstanding and are held by Parametric. All outstanding shares of Parametric Common Stock are duly authorized, validly issued, and fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Organization or Bylaws of Parametric or any agreement or document to which Parametric is a party or by which it is bound. All of the shares of Parametric Common Stock to be issued in the Merger will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

     3.3.  AUTHORITY.

          (a) Each of Parametric and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parametric and Merger Sub, subject only to the filing and recording of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of Parametric and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by Computervision, this Agreement constitutes the valid and binding obligations of each of Parametric and Merger Sub, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement by each of Parametric and Merger Sub do not, and the performance of this Agreement by each of Parametric and Merger Sub will not, (i) conflict with or violate the Articles of Organization or Bylaws of Parametric or the Certificate of Incorporation or Bylaws of Merger Sub, (ii) subject to compliance with the requirements set forth in Section 3.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parametric or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parametric's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parametric or any of its Subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parametric or any of its Subsidiaries is a party or by which Parametric or any of its Subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Parametric Material Adverse Effect. The Parametric Disclosure Schedule lists all material consents, waivers and approvals under any of Parametric's or any of its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those the absence of which would not have a Parametric Material Adverse Effect.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parametric or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, (iii) the filing of a Current Report on Form 8-K with the SEC, (iv) the filing with the United States Department of Justice and the Federal Trade Commission of such forms as may be required by the HSR Act, (v) the listing of the Parametric Common Stock issuable pursuant to
Section 1.6 on the Nasdaq Stock Market, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vii) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Parametric Material Adverse Effect or a material adverse effect on the ability of Parametric or Merger Sub to consummate the Merger.

     3.4.  SEC FILINGS; PARAMETRIC FINANCIAL STATEMENTS.

          (a) Parametric has filed all forms, reports and documents required to be filed with the SEC since October 1, 1996, and has made available to Computervision such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parametric may file after the date hereof until the Closing) are referred to herein as the "Parametric SEC Reports." As of their respective dates, the Parametric SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parametric SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parametric's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Parametric SEC Reports (the "Parametric Financials"), including any Parametric SEC Reports filed after the date hereof until the Closing, (x) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented or will fairly present, in all material respects, the consolidated financial position of Parametric and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parametric contained in Parametric SEC Reports as of June 28, 1997 is hereinafter referred to as the "Parametric Balance Sheet." Except as disclosed in the Parametric Financials or obligations under this Agreement, neither Parametric nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP that are, individually or in the aggregate, material to the business, results of operations or financial condition of Parametric and its subsidiaries taken as a whole, except liabilities (i) provided for in the Parametric Balance Sheet, (ii) incurred since the date of the Parametric Balance Sheet in the ordinary course of business consistent with past practices, or
(iii) incurred in connection with the transactions contemplated hereby.

          (c) Parametric has heretofore furnished to Computervision a complete and correct copy of any amendments or modifications, that have not yet been filed with the SEC but that are required to be filed, to agreements, documents or other instruments that previously had been filed by Parametric with the SEC pursuant to the Securities Act or the Exchange Act.

     3.5. LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parametric or any of its Subsidiaries has received any notice of assertion nor, to Parametric's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parametric or any of its Subsidiaries that would have a Parametric Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     3.6. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information supplied by Parametric for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parametric for inclusion in the Proxy Statement to be sent to the stockholders of Computervision in connection with the Computervision Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to Computervision's stockholders, and at the time of the Computervision Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier written communication with respect to the solicitation of proxies for the Computervision Stockholders' Meeting which has become false or misleading. The Registration Statement will comply as to form in all material respects with applicable provisions of the Securities Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Parametric or any of its affiliates, officers or directors should be discovered by Parametric that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parametric shall promptly inform Computervision. Notwithstanding the foregoing, Parametric makes no representation or warranty with respect to any information supplied by Computervision that is contained in any of the foregoing documents.

     3.7. INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     3.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 28, 1997 to the date of this Agreement, there has not occurred any Parametric Material Adverse Effect, nor (i) any amendment to Parametric's Articles of Organization or Bylaws, (ii) any material change in accounting methods or practices by Parametric, (iii) any material revaluation by Parametric or any of its Subsidiaries of any of its assets, or (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Parametric Common Stock, or direct or indirect redemption, purchase or other acquisition by Parametric of any of its capital stock (other than pursuant to Parametric's previously announced stock repurchase program or in connection with the exercises of stock options).

                                  ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1. CONDUCT OF BUSINESS BY COMPUTERVISION AND PARAMETRIC. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Computervision (which for the purposes of this Article IV shall include Computervision and each of its Subsidiaries) and Parametric (which for the purposes of this Article IV shall include Parametric and each of its material Subsidiaries) agree, except (i) in the case of Computervision as provided in
Article IV of the Computervision Disclosure Schedule and in the case of Parametric as provided in Article IV of the Parametric Disclosure Schedule, (ii) as otherwise contemplated by this Agreement, or (iii) to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

     4.2.  CERTAIN ACTIONS BY COMPUTERVISION.  In addition, notwithstanding
Section 4.1 above, without the prior written consent of Parametric, Computervision shall not do any of the following, nor shall Computervision permit its Subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances, agreements to create standards or agreements with "Standards" bodies;

          (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Parametric, or adopt any new severance plan;

          (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Computervision Intellectual Property Rights, or enter into grants to future patent rights, in each case other than in the ordinary course of business;

          (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

          (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the grant of options ("New Options") to purchase up to 200,000 shares of Computervision Common Stock on terms consistent with Computervision's policies and past practices; provided that no single individual shall receive more than one grant of New Options and no such grant shall be for more than 5,000 shares, and (ii) the issuance of shares of Computervision Common Stock pursuant to (A) the exercise of stock options therefor outstanding as of the date of this Agreement and disclosed on the Computervision Disclosure Schedule, (B) the New Options, (C) the Computervision Employee Stock Purchase Plans, consistent with the terms thereof, and (D) the 1993 Warrant(s);

          (h) Cause, permit or propose any amendments to its Certificate of Incorporation or Bylaws (or similar governing instruments of any Subsidiaries other than with respect to the Subsidiaries, amendments necessary to conform to actions taken in the ordinary course of business);

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets;

          (j) Sell, lease, license (except as permitted by Section 4.2(d)), encumber or otherwise dispose of any properties or assets that are material, individually or in the aggregate, to the business of Computervision;

          (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities identified in
Section 4.2(k) of Computervision's Disclosure Schedule in accordance with their existing terms in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Computervision or guarantee any debt securities of others;

          (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee (including without limitation pursuant to the 1997 Management Incentive Plan), or increase the salaries or wage rates of (i) its officers or (ii) other than in the ordinary course of business, its employees whose annualized compensation following such increase would exceed $100,000; provided that Computervision may base payments under the Management Retention Agreements upon the average of the bonuses paid in 1995 and 1996;

          (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business;

          (n) Make any grant of exclusive rights to any third party or grant any site license to any customer, except for site licenses granted in the ordinary course of business for not more than 500 seats and having a contract value of not more than $4,000,000;

          (o) Make any individual capital expenditure or commitment, or series of related capital expenditures or commitments, outside the ordinary course of business exceeding $250,000;

          (p) Commence any legal action outside the ordinary course of business that could expose Computervision or the Surviving Corporation or any of its Subsidiaries directly or indirectly to any material liability as a result of any counterclaim or cross-claim or otherwise; or

          (q) Agree in writing or otherwise to take any of the actions described in this Section 4.2.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     5.1.  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER FILINGS.
As promptly as practicable after the execution of this Agreement and with reasonable efforts to do so within five business days thereafter, Computervision will prepare and file with the SEC the Proxy Statement and Parametric will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Computervision and Parametric will respond to any comments of the SEC and will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Computervision will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Computervision and Parametric will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Computervision or Parametric, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Computervision, such amendment or supplement. The Proxy Statement will also include the recommendations of the Board of Directors of Computervision in favor of approval of this Agreement (except that the Board of Directors of Computervision may withdraw, modify or refrain from making such recommendation to the extent that the Board determines in good faith on the advice of outside legal counsel that the Board's fiduciary duties under applicable law require it to do so).

     5.2. MEETING OF COMPUTERVISION STOCKHOLDERS. Promptly after the date hereof, Computervision will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Computervision Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. Unless otherwise required by the fiduciary duties of the Computervision Board of Directors, Computervision will use its best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to obtain such approvals.

     5.3.  ACCESS TO INFORMATION; CONFIDENTIALITY.

          (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          (b) The parties acknowledge that Computervision and Parametric have previously executed a Confidentiality and Evaluation Agreement, dated October 24, 1997 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

     5.4.  NO SOLICITATION.

          (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Computervision and its Subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Parametric and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Computervision or any of its Subsidiaries to, or afford any access to the properties, books or records of Computervision or any of its Subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parametric and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to Computervision. For the purposes of this Agreement, an "Acquisition Proposal" means (x) any proposal or offer (other than one with or relating to Parametric or an affiliate thereof) relating to (i) any merger, consolidation, sale of substantial assets of Computervision or similar transactions involving Computervision or any Subsidiary (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 10% or more of the outstanding shares of capital stock of Computervision (including without limitation by way of a tender offer or an exchange offer), or (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) that beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of Computervision (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (y) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Computervision will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Computervision will orally and in writing in reasonable detail (i) notify Parametric as promptly as practicable (and in any event within one business day) if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable (and in any event within one business day) notify Parametric of the applicable terms and conditions of any such Acquisition Proposal (including the identity of the person making such Acquisition Proposal) and of any modification thereof or any proposed agreement. Computervision shall promptly furnish to Parametric copies of any written communications or documents received with respect to the foregoing and promptly and fully inform Parametric in writing of the nature and status of any discussions or negotiations regarding the foregoing. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Computervision and its Subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parametric); provided, however, that nothing herein shall prohibit Computervision's Board of Directors from taking and disclosing to Computervision's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

          (b) Notwithstanding the provisions of paragraph (a) above, prior to the approval of this Agreement by the stockholders of Computervision at the Computervision Stockholders' Meeting, Computervision may, to the extent the Board of Directors of Computervision determines, in good faith, based upon the advice of outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c) below, furnish information to any person, entity or group after such person, entity or group has delivered to Computervision in writing an unsolicited bona fide Acquisition Proposal that the Board of Directors of Computervision in its good faith reasonable judgment determines, based on the advice of its independent financial advisors, would result in a transaction more favorable to the stockholders of Computervision from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of Computervision (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (a "Computervision Superior Proposal"). In addition, notwithstanding the provisions of paragraph (a) above, in connection with a possible Acquisition Proposal, Computervision may refer any third party to this Section 5.4 or make a copy of this Section 5.4 available to a third party. In the event Computervision receives a Computervision Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of Computervision from approving such Computervision Superior Proposal, or recommending such Computervision Superior Proposal to Computervision's stockholders, if the Board determines in good faith, based on the advice of its outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of Computervision may withdraw, modify or refrain from making its recommendation concerning the approval of this Agreement; provided, however, that Computervision shall not accept or recommend to its stockholders, or enter into any agreement concerning, a Computervision Superior Proposal for a period of not less than 48 hours after Parametric's receipt of a copy of such Computervision Superior Proposal and any proposed agreement related thereto (or a description of the applicable terms and conditions thereof, if not in writing).

          (c) Notwithstanding anything to the contrary in this Section 5.4, Computervision will not provide any non-public information to a third party unless: (i) Computervision provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (ii) such non-public information has previously been delivered or made available to Parametric.

     5.5. PUBLIC DISCLOSURE. Parametric and Computervision will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq National Market.

     5.6.  LEGAL REQUIREMENTS.

          (a) Each of Parametric, Merger Sub and Computervision will take all reasonable actions necessary or desirable to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Parametric will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parametric Common Stock pursuant hereto. Computervision will use its commercially reasonable efforts to assist Parametric as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Parametric Common Stock pursuant hereto.

          (b) As soon as practicable, and in any event within five business days, after execution of this Agreement, each of Parametric and Computervision shall file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the HSR Act, which fillings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of Parametric and Computervision shall cooperate fully with the other in connection with the preparation of such filings and shall use best efforts to respond to any requests for supplemental information from the FTC or the Antitrust Division and to obtain early termination of any waiting period applicable to the Merger under the HSR Act without any materially burdensome conditions or any divestiture. Filing fees required to be paid in connection with the premerger notification pursuant to the HSR Act shall be borne and paid by Parametric.

     5.7. THIRD PARTY CONSENTS. As soon as practicable following the date hereof, each of Computervision and Parametric will use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8. FIRPTA. At or prior to the Closing, Computervision, if requested by Parametric, shall deliver to the IRS a notice that the Computervision Common Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     5.9. NOTIFICATION OF CERTAIN MATTERS. Parametric and Merger Sub will give prompt notice to Computervision, and Computervision will give prompt notice to Parametric, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Parametric and Merger Sub or Computervision, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

     5.10. BEST EFFORTS AND FURTHER ASSURANCES. Subject to the respective rights and obligations of Parametric and Computervision under this Agreement, each of the parties to this Agreement will use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement shall require Parametric to agree to any materially burdensome condition or any divestiture in order to obtain any clearance for the Merger under the HSR Act.

     5.11. STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN.

          (a) At the Effective Time, each outstanding option to purchase shares of Computervision Common Stock (each a "Computervision Stock Option") under the Computervision Stock Option Plans, whether or not exercisable, will be assumed by Parametric. Each Computervision Stock Option so assumed by Parametric under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Computervision Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each Computervision Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parametric Common Stock equal to the product of the number of shares of Computervision Common Stock that were issuable upon exercise of such Computervision Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parametric Common Stock, and (ii) the per share exercise price for the shares of Parametric Common Stock issuable upon exercise of such assumed Computervision Stock Option will be equal to the quotient determined by dividing the exercise price per share of Computervision Common Stock at which such Computervision Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Parametric will issue to each holder of an outstanding Computervision Stock Option a notice describing the foregoing assumption of such Computervision Stock Option by Parametric.

          (b) It is the intention of the parties that Computervision Stock Options assumed by Parametric qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Computervision Stock Options qualified as incentive stock options immediately prior to the Effective Time; and that notwithstanding anything contained in Section 1.6(c) or
Section 5.11 hereof, or any other provision of this Agreement, the exercise price, the number of shares purchasable and the terms and conditions applicable to any Computervision Stock Options shall be determined so as to comply with Sections 422 and 424 of the Code and the regulations promulgated thereunder.

          (c) The Board of Directors of Computervision shall, prior to or as of the Effective Time, take appropriate action to approve the deemed cancellation of the Computervision Stock Options for purposes of Section 16(b) of the Exchange Act. The Board of Directors of Parametric shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Parametric Common Stock under the Computervision Stock Options (as converted pursuant to this Section 5.11) for purposes of Section 16(b) of the Exchange Act.

          (d) Parametric will reserve sufficient shares of Parametric Common Stock for issuance under Section 5.11(a) and under Section 1.6(c) hereof.

          (e) Computervision shall not commence any offering under its Employee Stock Purchase Plans after the date hereof.

     5.12.  COMPUTERVISION EMPLOYEE PLANS.

          (a) From and after the Effective Time, and subject to applicable law, Parametric shall either continue Computervision's welfare benefit plans and qualified pension plans as in effect at the Effective Time or provide to employees who were employees of Computervision at the Effective Time welfare benefits provided to similarly situated employees of Parametric. From and after the Effective Time, employees who were employees of Computervision at the Effective Time shall, to the extent permitted by the terms of the plan and applicable law, receive credit for service with Computervision (or other service credited under Computervision's plans) for purposes of eligibility and vesting levels, but not for the accrual of benefits, under the Parametric welfare benefit and 401(k) Plans, and all preexisting conditions to which any such employees are subject shall be waived, and credit toward deductibles shall be carried over, under Parametric's welfare benefit plans to the extent permitted under the applicable plans. Nothing in this Agreement shall be interpreted as preventing Parametric from amending, modifying or terminating any Computervision or Parametric Employee Plan in accordance with its terms.

          (b) Parametric agrees that during the six-month period beginning as of the Effective Time, it will provide severance pay benefits to Computervision employees who continue in employment with Parametric or the Surviving Corporation after the Effective Time which are the same as the severance pay benefits which would have been provided to such employees under the Computervision U.S. Separation Notification Policy, as effective August 19, 1991 and as amended January 18, 1994 (the "Notification Policy"), provided that Parametric may require as a condition of the payment of such benefits the execution of a general release and such nonsolicitation covenants as Parametric requires of its own employees.

     5.13. PARAMETRIC FORM S-8. Parametric agrees to file a registration statement on Form S-8 for the shares of Parametric Common Stock issuable with respect to the assumed Computervision Stock Options no later than ten (10) business days after the Closing Date and shall keep such registration statement effective for so long as any such Options remain outstanding.

     5.14.  INDEMNIFICATION.

          (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the indemnification obligations of Computervision pursuant to the provisions of the Certificate of Incorporation and the Bylaws of Computervision as in effect immediately prior to the Effective Time. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Certificate of Incorporation and Bylaws of Computervision, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors or officers of Computervision, unless such modification is required by law.

          (b) For a period of six (6) years after the Effective Time, Parametric shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Computervision's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parametric) with coverage in amount and scope at least as favorable as Computervision's existing coverage (which coverage may be an endorsement extending the period in which claims may be made under such existing policy); provided that in no event shall Parametric or the Surviving Corporation be required to expend under this Section 5.14(b) more than an aggregate of 125% of the current annual premium expended by Computervision to provide such coverage.

     5.15. TAX-FREE REORGANIZATION. Parametric and Computervision will each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Parametric and Computervision will each make available to the other party and their respective legal counsel copies of all Returns requested by the other party. Parametric and Computervision will make such responsible representations as requested by legal counsel for the purpose of rendering the opinions contemplated by Section 6.1(d).

     5.16. NMS LISTING. Parametric shall use its best efforts to cause the shares of Parametric Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance if applicable prior to the Effective Time.

     5.17.  COMPUTERVISION AFFILIATE AGREEMENT.  Set forth on Section 5.17 of the Computervision Disclosure Schedule is a list of those persons who may be deemed to be, in Computervision's reasonable judgment, affiliates of Computervision within the meaning of Rule 145 promulgated under the Securities Act (each a "Computervision Affiliate"). Computervision will provide Parametric with such information and documents as Parametric reasonably requests for purposes of reviewing such list. Computervision will use its best efforts to deliver or cause to be delivered to Parametric promptly after the date hereof from each Computervision Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "Computervision
                                          ---------
Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. Parametric will be entitled to place appropriate legends on the certificates evidencing any Parametric Common Stock to be received by an Computervision Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parametric Common Stock, consistent with the terms of the Computervision Affiliate Agreement.


                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1.  CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval.  This Agreement shall have been approved and
              --------------------
adopted by the requisite vote under Delaware Law by the stockholders of Computervision.

          (b) Registration Statement Effective.  The SEC shall have declared the
              --------------------------------
Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

          (c) No Order.  No Governmental Entity shall have enacted, issued,
              --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) Tax Opinions.  Parametric and Computervision shall each have
              ------------
receive substantially identical written opinions from their counsel, Palmer & Dodge LLP and Hale and Dorr LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided that if the respective counsel to Parametric or Computervision does not render such opinion, this condition shall nonetheless be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party.

          (e) HSR and Similar Compliance.  The waiting period applicable to the
              --------------------------
consummation of Merger under the HSR Act shall have expired or been terminated by the reviewing agency and any similar government requirements have been satisfied or complied with.

     6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPUTERVISION. The obligations of Computervision to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
Computervision:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Parametric and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time (without regard to any updates to the Parametric Disclosure Schedules, unless otherwise agreed by Computervision), except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, where the failure to be so true and correct would not have a Parametric Material Adverse Effect (provided that any determination with regard to a Material Adverse Effect on Parametric shall be made without regard to any knowledge or materiality qualification or particular dollar threshold in any particular representation); and Computervision shall have received a certificate to such effect signed on behalf of Parametric by the Chief Executive Officer or Chief Operating Officer of Parametric;

          (b) Agreements and Covenants.  Parametric and Merger Sub shall have
              ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Computervision shall have received a certificate to such effect signed on behalf of Parametric by the Chief Executive Officer or Chief Operating Officer of Parametric;

          (c) Legal Opinion.  Computervision shall have received a legal opinion
              -------------
from Palmer & Dodge LLP, counsel to Parametric, in form reasonably satisfactory to Hale & Dorr LLP, counsel to Computervision, as to the matters set forth in

Exhibit D hereto; and
---------

          (d) Nasdaq Listing.  The shares of Parametric Common Stock issuable to
              --------------
stockholders of Computervision pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for quotation on the Nasdaq National Market.

     6.3. ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARAMETRIC AND MERGER SUB. The obligations of Parametric and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parametric:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Computervision contained in this Agreement shall be true and correct on and as of the Effective Time (without regard to any updates to the Computervision Disclosure Schedules, unless otherwise agreed by Parametric), except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, where the failure to be so true and correct would not have a Computervision Material Adverse Effect (provided that any determination with regard to a Material Adverse Effect on Computervision shall be made without regard to any knowledge or materiality qualification or particular dollar threshold in any particular representation); and Parametric and Merger Sub shall have received a certificate to such effect signed on behalf of Computervision by the Chief Executive Officer or Chief Operating Officer of Computervision;

          (b) Agreements and Covenants.  Computervision shall have performed or
              ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Parametric shall have received a certificate to such effect signed on behalf of Computervision by the Chief Executive Officer or Chief Operating Officer of Computervision;

          (c) Legal Opinion.  Parametric shall have received a legal opinion
              -------------
from Hale and Dorr LLP, counsel to Computervision, in form reasonably satisfactory to Palmer & Dodge LLP, counsel to Parametric, as to the matters set forth in Exhibit E hereto.
         ---------

          (d) Voting Agreement.  Each of the individuals and entities listed on
              ----------------
Section 5.17 of the Computervision Disclosure Schedule shall have entered into a Voting Agreement with Parametric in the form attached hereto as Exhibit B, and
                                                                ---------
such agreements shall be in full force and effect;

          (e) Accounting Treatment.  Parametric shall have received a letter
              --------------------
from Coopers & Lybrand L.L.P. addressed to Parametric and a copy of a letter from Arthur Andersen LLP addressed to Computervision to the effect that the Merger will qualify for pooling of interests accounting treatment.

          (f) Affiliate Agreements.  Except as set forth thereon, each of the
              --------------------
individuals and entities listed on Section 5.17 of the Computervision Disclosure Schedule shall have entered into an Affiliate Agreement, and such Agreements are in full force and effect;

          (g) Non-Competition Agreements.  Each of the individuals listed on
              --------------------------
Schedule 6.3(g) shall have entered into a Non-Competition Agreement with Parametric or Merger Sub in the form attached hereto as Exhibit F, and such
                                                        ---------
agreements shall be in full force and effect.

          (h) Customer Agreements.  Each customer of Computervision or a
              -------------------
Subsidiary listed on Section 6.3(h) of the Computervision Disclosure Schedule shall have granted any consent, approval, or waiver required under each agreement between such customer and Computervision or such Subsidiary such that neither the Merger nor the relationship between Parametric and the Surviving Corporation after the Effective Time shall constitute a default under, give such customer or any other party the right to terminate, or result in any penalty under, any such customer agreement.

          (i) Settlement Order.  The Order of the Delaware Chancery Court
              ----------------
approving the settlement of the Dieter class action lawsuit shall be final and
                                ------
not subject to appeal.


                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Computervision:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parametric and Computervision;

          (b) by either Computervision or Parametric if the Merger shall not have been consummated by February 28, 1998 (which date may be extended at the written request of either Computervision or Parametric to March 31, 1998 to the extent necessary to satisfy the condition set forth in Section 6.1(b) or Section 6.1(e)); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

          (c) by either Computervision or Parametric if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d) by either Computervision or Parametric if the required approval of the stockholders of Computervision contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Computervision where the failure to obtain stockholder approval of Computervision shall have been caused by the action or failure to act of Computervision in breach of this Agreement);

          (e) by either Computervision or Parametric, if Computervision shall have accepted a Computervision Superior Proposal or if the Computervision Board of Directors recommends a Computervision Superior Proposal to the stockholders of Computervision as permitted by Section 5.4(b);

          (f) by Parametric, if the Board of Directors of Computervision shall have (i) failed to convene the Computervision Stockholders' Meeting, as required by Section 5.2, (ii) failed to recommend approval of this Agreement and the Merger in the Proxy Statement or withheld, withdrawn or modified in a manner adverse to Parametric such recommendation in favor the Merger, (iii) after receipt of an Acquisition Proposal, if requested in writing by Parametric, shall have failed to reconfirm its recommendation of approval of this Agreement and the Merger within ten (10) business days following receipt of such request, or
(iv) recommended approval of or a tender of shares of Computervision Common Stock in an Alternative Transaction (as defined in Section 7.3(e));

          (g) by Computervision, upon a breach of any representation, warranty, covenant or agreement on the part of Parametric set forth in this Agreement, if
(i) as a result of such breach the conditions set forth in Section 6.2(a) or
Section 6.2(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by Parametric within ten (10) business days following receipt by Parametric of written notice of such breach from Computervision;

          (h) by Parametric, upon a breach of any representation, warranty, covenant or agreement on the part of Computervision set forth in this Agreement, if (i) as a result of such breach the conditions set forth in Section 6.3(a) or
Section 6.3(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by Computervision within ten (10) business days following receipt by Computervision of written notice of such breach from Parametric;

          (i) by Parametric, if there shall have occurred any event or condition that constitutes a Computervision Material Adverse Effect since the date of this Agreement which condition or event shall not have been ameliorated such that it is no longer a Computervision Material Adverse Effect within ten (10) business days following receipt by Computervision of notice from Parametric;

          (j) by Computervision, if there shall have occurred any event or condition that constitutes a Parametric Material Adverse Effect since the date of this Agreement, which condition or event shall not have been ameliorated such that it is no longer a Parametric Material Adverse Effect within ten (10) business days following receipt by Parametric of notice from Computervision;

          (k) by Parametric, in the event that it receives written notice from either Coopers & Lybrand L.L.P., Arthur Andersen LLP, or the SEC that, in the opinion of the entity giving such notice, the Merger will not qualify for pooling of interests accounting treatment;

          (l) by Parametric, in the event that (i) Computervision's software maintenance revenue (which shall mean the aggregate of monthly license fees, on-site support revenue and extended support service revenue) for its fiscal quarter ending December 31, 1997, determined in accordance with GAAP on a basis consistent with past practice, does not equal at least $18.25 million or it appears reasonably likely that such revenue for that period will not equal at least such amount or (ii) there are fewer than 55,000 CADDS and Medusa seats licensed to Computervision customers under active maintenance in accordance with past practice; or

          (m) by Parametric, in the event that any one of the customers of Computervision and its Subsidiaries listed in Item A of Section 7.1(m) of the Computervision Disclosure Schedule or any three of the customers listed in Item B of that Section cancels or terminates or gives notice of cancellation or termination of its relationship or a material portion of its relationship with Computervision or its Subsidiaries or there is any material decrease or planned decrease in the usage or purchase of the products or services of Computervision or any of its Subsidiaries by any such customer from that reasonably expected by Computervision at the date of this Agreement of such a nature that it demonstrates a material deterioration in the ongoing relationship of Computervision and its Subsidiaries with that customer.

     7.2.  NOTICE OF TERMINATION; EFFECT OF TERMINATION.

          (a) Subject to Sections 7.2(b) and (c), any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (Miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

          (b) Any termination of this Agreement by Computervision pursuant to Sections 7.1(d) or 7.1(e) hereof shall be of no force or effect unless prior to such termination Computervision shall have paid to Parametric the amount payable pursuant to Sections 7.3(b) and 7.3(c).

     7.3.  FEES AND EXPENSES.

          (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parametric and Computervision shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto. Notwithstanding the foregoing, in order to induce Parametric to enter into this Agreement and to reimburse Parametric for its costs and expenses and loss of other opportunities related to negotiating and entering into this Agreement and investigating the desirability of and seeking to consummate the transactions contemplated by this Agreement, Computervision agrees to make cash payments to Parametric in the circumstances, and in the amounts, set forth in Sections 7.3(b) and (c).

          (b) Computervision shall pay Parametric a termination fee of $800,000 upon the earlier to occur of the following events:

               (i) the termination of this Agreement by Parametric pursuant to
     Section 7.1(d) (other than in the circumstances set forth in Section 7.3(d)(ii)); or

               (ii) the termination of this Agreement by Parametric pursuant to
     Section 7.1(h) after a non-willful material breach by Computervision of this Agreement.

          (c) Computervision shall pay Parametric a termination fee of $3,000,000 in the event of a termination of this Agreement by Parametric pursuant to Section 7.1(f) (other than in the circumstances set forth in Section 7.3(d)(iii)).

          (d) Computervision shall pay Parametric a termination fee of $15,000,000 upon the earliest to occur of the following events:

               (i) the termination of this Agreement pursuant to Section 7.1(e); or

               (ii) the termination of this Agreement pursuant to Section 7.1(d) as a result of the failure to receive the requisite vote for approval of this Agreement and the Merger by the stockholders of Computervision at the Computervision Stockholders' Meeting if, at the time of such failure,

                    (A) there shall have been announced or commenced an Alternative Transaction (as defined in Section 7.3(f)) and Computervision shall have either (x) executed an agreement to engage in the same or (y) the Computervision Board of Directors shall not have recommended against such Alternative Transaction affirmatively or, if the Computervision Board of Directors has recommended against such Alternative Transaction, the Computervision Board of Directors shall have withdrawn such recommendation against such Alternative Transaction or modified such recommendation in a manner adverse to Parametric, or

                    (B) there shall have been announced an Alternative Transaction with a Third Party (as defined in Section 7.3(f)) and (x) Computervision shall have engaged in, or entered into an agreement to engage in, an Alternative Transaction with such Third Party or any affiliate thereof within twelve months after the date of the Computervision Stockholders Meeting or (y) the Computervision Board of Directors shall have recommended an Alternative Transaction (as defined in Section 7.3(f)) with the Third Party proposing such Alternative Transaction or any affiliate thereof within twelve months after the date of the Computervision Stockholders Meeting; or

               (iii) the termination of this Agreement pursuant to Section 7.1(f) if before such termination or within twelve months thereafter Computervision shall have entered into an agreement to engage in or shall have engaged in an Alternative Transaction; or

               (iv) the termination of this Agreement by Parametric pursuant to
     Section 7.1(h) after a willful breach by Computervision of this Agreement.

          (e) The expenses and fees, if applicable, payable pursuant to Section 7.3(b), 7.3(c) or 7.3(d) shall be paid within one business day after the first to occur of the events described in Section 7.3(b)(i) or (ii), 7.3(c) or 7.3(d)(i), (ii), (iii) or (iv); provided that, (i) despite the foregoing provision, if Computervision is obligated to pay a termination fee to Parametric pursuant to Section 7.3(d)(ii)(B) or 7.3(d)(iii), then the fees payable by Computervision to Parametric pursuant to Section 7.3(d)(ii) or 7.3(d)(iii) shall be paid within one business day after the occurrence of the transaction or recommendation occurring or continuing after the Computervision Stockholders Meeting which gives rise to the rights to receive the termination fee and (ii) in no event shall Computervision be required to pay any expenses or termination fees to Parametric if, immediately prior to the termination of this Agreement, Parametric was in breach of any of its material obligations under this Agreement.

          (f) As used in this Agreement, "Alternative Transaction" means either
(i) a transaction pursuant to which any person (or group of persons) other than Parametric or its Affiliates (a "Third Party"), acquires more than 10% of the outstanding shares of Computervision Common Stock, pursuant to a tender offer or exchange offer of otherwise, (ii) a merger or other business combination involving Computervision pursuant to which any Third Party acquires more than 10% of the outstanding equity securities of Computervision or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Computervision, and the entity surviving any merger or business combination including any of them) of Computervision having a fair market value (as determined by the Board of Directors of Computervision in good faith) equal to more than 10% of the fair market value of all the assets of Computervision immediately prior to such transaction ("Material Assets"), or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     7.4. AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.5. EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Computervision, Parametric and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a) if to Parametric or Merger Sub, to:

          Parametric Technology Corporation
          128 Technology Drive
          Waltham, MA  02154
          Attention: Chairman and Chief Executive Officer
          Telephone: (617) 398-5000
          Facsimile: (617) 398-5662

          with a copy at the same address to the attention of Corporate Counsel, and with a copy to:

          Palmer & Dodge LLP
          One Beacon Street
          Boston, MA 02108
          Attention: Stanley Keller
          Telephone: (617) 573-0100
          Facsimile: (617) 227-4420

          (b)  if to Computervision, to:

          Computervision Corporation
          100 Crosby Drive
          Bedford, MA  01730-1480
          Attention: President
          Telephone: (617) 275-1800
          Facsimile: (800) 743-1755

          with a copy at the same address to the attention of the General Counsel, and with a copy to:

          Hale and Dorr LLP
          60 State Street
          Boston, Massachusetts 02109
          Attention: Paul P. Brountas
          Telephone: (617) 526-6000
          facsimile: (617) 526-5000

     8.3. INTERPRETATION; KNOWLEDGE. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. References to the "knowledge of Computervision," or any similar expression shall mean the actual knowledge of any executive officer of Computervision.

     8.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5. ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Computervision Schedules and the Parametric Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     8.6. SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7. OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, except that the Delaware General Corporation Law shall, to the extent applicable, govern the procedures to be taken hereunder to effect the Merger.

     8.9. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10. ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the of the other parties.

     IN WITNESS WHEREOF, Parametric, Merger Sub, and Computervision have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.



                         PARAMETRIC TECHNOLOGY CORPORATION


                         By:        /s/ Edwin J. Gillis
                            ------------------------------------
                                    Edwin J. Gillis


                         COMPUTERVISION CORPORATION


                         By:        /s/ Anthony N. Fiore, Jr.
                            ------------------------------------
                                    Anthony N. Fiore, Jr.


                         PTC ACQUISITION CORPORATION


                         By:        /s/ Edwin J. Gillis
                            ------------------------------------
                                    Edwin J. Gillis

                                                                       EXHIBIT A

                             STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT dated as of November 3, 1997 (the "Agreement") is entered into by and between Parametric Technology Corporation ("Parametric"), a Massachusetts corporation, and Computervision Corporation ("Computervision"), a Delaware corporation. Concurrently with the execution and delivery of this Agreement, Computervision, Parametric and PTC Acquisition Corporation ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Parametric, are entering into an Agreement and Plan of Reorganization (the "Acquisition Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Computervision (the "Merger") with Computervision continuing as the surviving corporation and as a wholly owned subsidiary of Parametric. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Acquisition Agreement. As a condition and inducement to Parametric's willingness to enter into the Acquisition Agreement, Parametric has required that Computervision agree, and Computervision has so agreed, to grant to Parametric an option to acquire shares of Computervision's Common Stock upon the terms and subject to the conditions set forth herein.

     Accordingly, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Acquisition Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Grant of Option.
          ---------------

          Computervision hereby grants to Parametric an irrevocable option (the "Option") to acquire up to 9,558,809 shares (the "Option Shares") of the Common Stock, par value $.01 per share, of Computervision ("Computervision Shares") (being 15% of the number of Computervision Shares outstanding as of the date hereof) in the manner set forth below at a price of $4.00 per Computervision Share (the "Exercise Price"), payable in cash. The number of Computervision Shares that may be purchased upon exercise of this Option and the Exercise Price are subject to adjustment as provided in Section 9. Notwithstanding the foregoing, in no event shall the number of Computervision Shares for which the Option is exercisable exceed 15% of the number of issued and outstanding Computervision Shares.

     2.   Exercise of Option.
          ------------------

          (a) The Option may only be exercised by Parametric, in whole or in part, at any time or from time to time, after the Acquisition Agreement becomes terminable under circumstances which would entitle Parametric to a payment under
Section 7.3(d) of the Acquisition Agreement upon its termination, regardless of whether the Acquisition Agreement is terminated pursuant to such provisions or whether an Alternative Transaction is consummated (any of the events specified in this sentence being referred to herein as an "Exercise Event"). Computervision shall notify Parametric promptly in writing of the occurrence of any Exercise Event, it being understood that the giving of such notice by Computervision shall not be a condition to the right of Parametric to exercise the Option. In the event Parametric wishes to exercise the Option, Parametric shall deliver to Computervision a written notice (an "Exercise Notice") specifying the total number of Option Shares it wishes to acquire. Each closing of a purchase of Option Shares (a "Closing") shall occur on a date and at a time designated by Parametric in an Exercise Notice delivered at least two business days prior to the date of such Closing, which Closing shall be held at the offices of counsel to Parametric. Upon the giving by Parametric to Computervision of the Exercise Notice and the tender of the applicable aggregate Exercise Price and provided that the conditions to Computervision's obligation to issue the Option Shares to Parametric hereunder set forth in Section 3 have been satisfied or waived, Parametric shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer book of Computervision shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to Parametric.

          (b) The Option shall terminate upon the earliest to occur of (i) the Effective Date, (ii) 180 days following the termination of the Acquisition Agreement pursuant to Article VII thereof, if an Exercise Event shall have occurred on or prior to the date of such termination, and (iii) the date on which the Acquisition Agreement is terminated pursuant to Article VII thereof if an Exercise Event shall not have occurred on or prior to such date; provided, however, with respect to the preceding clause (ii) of this sentence, that (x) if the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, shall not have expired or been terminated, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal and (y) if Sections 7.3(d)(ii) or (iii) of the Acquisition Agreement are applicable, the Option shall not terminate until 30 days after the event entitling Parametric to a payment thereunder.

     3.   Conditions to Closing.
          ---------------------

          The obligation of Computervision to issue the Option Shares to Parametric hereunder is subject to the conditions that (i) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal, state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

     4.   Closing.
          -------

          At any Closing, (i) Computervision shall deliver to Parametric a single certificate in definitive form representing the number of Option Shares designated by Parametric in its Exercise Notice, such certificate to be registered in the name of Parametric and to bear the legend set forth in Section 10 hereof, and (ii) Parametric shall pay to Computervision the aggregate purchase price for the Computervision Shares so designated and being purchased by wire transfer of immediately available funds or by delivery of a certified check or bank check. At any Closing at which Parametric is exercising the Option in part, Parametric shall present and surrender this Agreement to Computervision, and Computervision shall deliver to Parametric an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the Computervision Shares constituting the Option Shares purchasable hereunder. Computervision shall pay all expenses, and any and all Federal, state and local transfer or issuance taxes, and other similar charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4.

     5.   Representations and Warranties of Computervision.
          ------------------------------------------------

          Computervision represents and warrants to Parametric that (i) Computervision is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (ii) the execution and delivery of this Agreement by Computervision and consummation by Computervision of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Computervision and no other corporate proceedings on the part of Computervision are necessary to authorize this Agreement or any of the transactions contemplated hereby; (iii) this Agreement has been duly executed and delivered by Computervision and constitutes a legal, valid and binding obligation of Computervision and, assuming this Agreement constitutes a legal, valid and binding obligation of Parametric, is enforceable against Computervision in accordance with its terms; (iv) except for any filings as may be required under the HSR Act, Computervision has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Computervision Shares for Parametric to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Computervision Shares or other securities which may be issuable pursuant to Section 9 upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive right; (v) upon delivery of the Option Shares and any other securities to Parametric upon exercise of the Option or upon becoming deemed the holder of record of the Option Shares and any other securities delivered to Parametric upon exercise of the Option, Parametric will acquire such Option Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by Parametric; (vi) the execution and delivery of this Agreement by Computervision does not, and the performance of this Agreement by Computervision will not, (A) violate the Certificate of Incorporation or

By-Laws of Computervision, (B) conflict with or violate any law, ordinance or regulation or any order, judgment, injunction, decree or other requirement of any court, arbitrator, governmental or regulatory body applicable to Computervision or any of its Subsidiaries or by which they or any of their property is bound or (C) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Computervision or any of its Subsidiaries pursuant to, any contract or agreement to which Computervision or any of its Subsidiaries is a party or by which Computervision or any of its Subsidiaries or any of their property is bound, except, in the case of clauses (B) and (C) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Computervision Material Adverse Effect;
(vii) the execution and delivery of this Agreement by Computervision does not, and the performance of this Agreement by Computervision will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act, if applicable; and
(viii) none of Computervision, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of Computervision to any person under circumstances that would cause the issuance and sale of the Option Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act, as in effect on the date hereof, and, assuming the representations and warranties of Parametric contained in clause
(iv) of Section are true and correct, the issuance, sale and delivery of the Option Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and Computervision shall not take any action which would cause the issuance, sale and delivery of the Option Shares hereunder not to be exempt from such requirements).

     6.   Representations and Warranties of Parametric.
          --------------------------------------------

          Parametric represents and warrants to Computervision that (i) Parametric is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (ii) the execution and delivery of this Agreement by Parametric and the consummation by Parametric of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parametric and no other corporate proceedings on the part of Parametric are necessary to authorize this Agreement or any of the transactions contemplated hereby; (iii) this Agreement has been duly executed and delivered by Parametric and constitutes a legal, valid and binding obligation of Parametric and, assuming this Agreement constitutes a legal, valid and binding obligation of Computervision, is enforceable against Parametric in accordance with its terms; and (iv) any Computervision Shares acquired upon exercise of the Option will not be acquired by Parametric with a view to the public distribution thereof and Parametric will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement.

     7.   Certain Rights.
          --------------

          (a) Put.  At the request of Parametric at any time during the period
              ---
during which the Option is exercisable pursuant to Section 2 (the "Purchase Period"), Computervision (or any successor entity thereof) shall, subject to the limitation set forth in Section 10, purchase from Parametric (x) all or any portion of the Option at the price set forth in subparagraph (i) below or (y) all or any portion of the Option Shares, if any, acquired by Parametric pursuant to the Option, at the following price:

               (i) The purchase price of the Option shall be the difference between the "Market/Offer Price" (as defined below) for Computervision Shares as of the date Parametric gives notice of its intent to exercise its rights under this Section 7 and the Exercise Price, multiplied by the number of Option Shares purchasable pursuant to the Option (or portion thereof with respect to which Parametric is exercising its rights under this Section 7), but only if the Market/Offer Price is greater than the Exercise Price. For purposes of this subparagraph (i), "Market/Offer Price" shall mean, as of any date, the higher of (x) the highest price per share offered as of such date pursuant to any Acquisition Transaction which would have entitled Parametric to a payment under Section 7.3(c) of the Acquisition Agreement and which was initiated prior to such date and not terminated or withdrawn as of such date and (y) the Fair Market Value (as defined below) of the Computervision Shares as of such date. For purposes of this Agreement, the "Fair Market Value" of the Computervision Shares shall mean the average closing sale price of Computervision Shares on the New York Stock Exchange during the five (5) trading days ending on the trading day immediately preceding the date Parametric gives notice of its intent to exercise its rights under this Section 7.

               (ii) The purchase price of the Option Shares shall be the sum of
     (x) the Exercise Price paid by Parametric for Option Shares acquired pursuant to the Option plus (y) the difference between the Fair Market Value for Computervision Shares and such Exercise Price (but only if the Fair Market Value is greater than the Exercise Price) multiplied by the number of Computervision Shares so purchased.

          (b) Payment and Redelivery of Shares.  In the event Parametric
              --------------------------------
exercises its rights under Section 7(a), Computervision shall, within ten business days after Parametric delivers notice pursuant to Section 7(a) (which notice may be delivered prior to consummation of the exercise of the Option), pay the required amount to Parametric in immediately available funds and Parametric shall surrender to Computervision the Option or the certificates evidencing the Computervision Shares purchased by Parametric pursuant thereto, and Parametric shall represent and warrant that it owns such Computervision Shares and that such Computervision Shares are then free and clear of all claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

          (c) Repurchase Price Reduced at Parametric's Option.  In the event the
              -----------------------------------------------
repurchase price specified in Section 7(a) would subject the purchase of the Option or the Option Shares purchased by Parametric pursuant to the Option to a vote of the shareholders of Computervision pursuant to applicable law or Computervision's Certificate of

Incorporation then Parametric may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

     8.   Registration Rights.
          -------------------

          (a) Following the termination of the Acquisition Agreement, Parametric may by written notice (a "Registration Notice") to Computervision request Computervision to register under the Securities Act all or any part of the shares acquired by Parametric pursuant to this Agreement (the "Registrable Securities") in order to permit the sale or other disposition of such shares pursuant to a bona fide firm commitment underwritten public offering.

          (b) Computervision shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities; provided, however, that (i) Parametric shall not be entitled to more than an aggregate of two effective registration statements hereunder and (ii) Computervision will not be required to file any such registration statement during any period of time (not to exceed 40 days after a Registration Notice in the case of clause (A) below or 90 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) Computervision is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the written opinion of counsel to Computervision, such information would have to be disclosed if a registration statement were filed at that time; (B) Computervision is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) Computervision determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Computervision. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this
Section 8 shall again be applicable to any proposed registration, it being understood that Parametric shall be entitled to no more than an aggregate of two effective registration statements hereunder. Computervision shall use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or blue sky laws of such jurisdictions as Parametric may reasonably request and shall continue such registration or qualification in effect in such jurisdictions; provided, however, that Computervision shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

          (c) The registration rights set forth in this Section 8 are subject to the condition that Parametric shall provide Computervision with such information with respect to Parametric's Registrable Securities, the plan for distribution thereof, and such other information with respect to Parametric as is necessary to enable Computervision to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder.

          (d) A registration effected under this Section 8 shall be effected at Computervision's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to Parametric, and Computervision shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner, (ii) to enter into an underwriting agreement in form and substance customary for transactions of this type with the underwriters participating in such offering, and (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the managing underwriter deems it necessary, participating in road show presentations).

     9.   Adjustment Upon Changes in Capitalization.
          -----------------------------------------

          In the event of any change in the Computervision Shares by reason of stock dividends, split-ups, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, and the Exercise Price, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Parametric shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Parametric would have received in respect of the Computervision Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

     10.  Profit Limitation.
          -----------------

          (a) Notwithstanding any other provision of this Agreement, in no event shall Parametric's Total Profit (as hereinafter defined) exceed $18 million and, if it otherwise would exceed such amount, Parametric, at its sole election, shall either (a) deliver to Computervision for cancellation Option Shares previously purchased by Parametric, (b) pay cash to Computervision or (c) undertake any combination thereof, so that Parametric's Total Profit shall not exceed $18 million after taking into account the foregoing actions.

          (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of the date of the Exercise Notice, result in a Notional Total Profit (as hereinafter defined) of more than $18 million and, if exercise of the Option otherwise would exceed such amount, Parametric, at its discretion, may increase the Exercise Price for the number of Computervision Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed $18 million.

          (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Parametric pursuant to Sections 7.3(c) and (d) of the Acquisition Agreement,
(ii) the amount of cash received by Parametric pursuant to the exercise of the put right with respect to the Option under Section 7(a)(i) and (iii) (x) the net cash amounts received by Parametric pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to Computervision or any unaffiliated party, less (y) Parametric's purchase price for such Option Shares.

          (d) As used herein, the term "Notional Total Profit" with respect to any number of Option Shares as to which Parametric may propose to exercise the Option shall be the Total Profit determined as of the date of the Exercise Notice assuming that the Option was exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other Computervision Shares held by Parametric and its affiliates as of such date, were sold for cash at the closing market price for the Computervision Shares as of the close of business on the preceding trading day (less customary brokerage commissions).

          (e) Notwithstanding the foregoing, the Option may not be exercised if Parametric is in breach in any material respect of any of its covenants or agreements contained in the Acquisition Agreement.

     11.  Restrictive Legends.
          -------------------

          Each certificate representing Option Shares issued to Parametric hereunder shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 3, 1997, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

     12.  Listing and HSR filing.
          ----------------------

          Computervision, upon the request of Parametric, shall promptly file an application to list the Computervision Shares to be acquired upon exercise of the Option for quotation on the New York Stock Exchange and shall use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date such a filing is permitted to be made, each of the parties hereto shall file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act, if any, to permit the acquisition of the Computervision Shares subject to the Option at the earliest possible date.

     13.  Effect.
          ------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in Section 11.

     14.  Specific Performance.
          --------------------

          The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

     15.  Entire Agreement.
          ----------------

          This Agreement and the Acquisition Agreement (including the appendices and exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     16.  Further Assurances.
          ------------------

          Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to constitute the transactions contemplated hereby.

     17.  Validity.
          --------

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and shall execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

     18.  Notices.
          -------

          All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to Parametric, to:

                                Parametric Technology Corporation
                                128 Technology Drive
                                Waltham, MA 02154
                                Attention: Chairman and Chief Executive Officer Telephone No.: (617) 398-5000
                                Telecopy No.:  (617) 398-5662

               with a copy at the same address to the attention of the General Counsel, and with a copy to:  Palmer & Dodge LLP
                                One Beacon Street
                                Boston, MA  02108
                                Attn:  Stanley Keller, Esq.
                                Telephone No.:  (617) 573-0100
                                Telecopy No.:   (617) 227-4420

          (b)  if to Computervision, to:

                                Computervision Corporation
                                100 Crosby Drive
                                Bedford, MA 01730-1480
                                Attention:  President
                                Telephone No.: (617) 275-1800
                                Telecopy No.:  (617) 743-1755

               with a copy at the same address to the attention of the General Counsel, and with a copy to:  Hale and Dorr LLP
                                60 State Street
                                Boston, MA  02109
                                Attn:  Paul P. Brountas, Esq.
                                Telephone No.: (617) 526-6000
                                Telecopy No.:  (617) 526-5000

     19.  Governing Law.
          -------------

          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely within such state.

     20.  Counterparts.
          ------------

          This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

     21.  Expenses.
          --------

          Except as otherwise expressly provided herein or in the Acquisition Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     22.  Amendments; Waiver.
          ------------------

          This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     23.  Assignment.
          ----------

          Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that Parametric may (a) assign any of its rights hereunder to any affiliate and (b) assign its registration rights under Section 8 to any subsequent holder of Option Shares other than a holder who acquired such shares in a sale that was either registered under the Securities Act or pursuant to SEC Rule 144 under the Securities Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                           PARAMETRIC TECHNOLOGY CORPORATION


                                           By: _____________________________
                                           Name:
                                           Title:


                                           COMPUTERVISION CORPORATION


                                           By: _____________________________
                                           Name:
                                           Title:







                   [Signature Page to Stock Option Agreement]

                                                                       EXHIBIT B

                          STOCKHOLDER VOTING AGREEMENT


     This Stockholder Voting Agreement (the "Agreement") dated as of November 3, 1997 is by and between Parametric Technology Corporation ("Parametric"), a Massachusetts corporation, and the undersigned stockholder ("Stockholder") of Computervision Corporation (the "Company"), a Delaware corporation.

                                    RECITALS

     A. Concurrently with the execution of this Agreement, Parametric, the Company and PTC Acquisition Corporation ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of the Company, have entered into an Agreement and Plan of Reorganization (the "Acquisition Agreement") which provides for a merger of Merger Sub with and into the Company (the "Merger"). Pursuant to the Merger, shares of Common Stock of the Company will be converted into the right to receive shares of Common Stock of Parametric on the basis set forth in the Acquisition Agreement.

     B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company as is indicated on the final page of this Agreement (the "Shares").

     C. Parametric desires the Stockholder to agree, and the Stockholder is willing to agree, (i) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1 below) (together with the Shares, the "Subject Shares"), except as otherwise permitted hereby, and (ii) to vote the Subject Shares so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Agreement to Retain Shares.  Stockholder agrees not to transfer
          --------------------------
(except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Subject Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of such date and time as (i) the Merger shall become effective in accordance with the provisions of the Acquisition Agreement and (ii) the Acquisition Agreement shall be terminated pursuant to Section 7.1 thereof.

     2.   Agreement to Vote Subject Shares.  At every meeting of the
          --------------------------------
stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Subject Shares: (i) in favor of approval of the Acquisition Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Parametric and its affiliates, and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement.

     3.   Irrevocable Proxy.  Concurrently with the execution of this Agreement,
          -----------------
Stockholder agrees to deliver to Parametric a proxy in the form attached hereto as Exhibit I (the "Proxy"), which shall be irrevocable to the extent provided in
Section 212 of the Delaware General Corporation Law, with respect to the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder set forth therein.

     4.   Representations, Warranties and Covenants of the Stockholder.
          ------------------------------------------------------------
Stockholder hereby represents, warrants and covenants to Parametric as follows:

          4.1  Ownership of Shares.  Stockholder (i) is and will be at the time
               -------------------
of the action of the stockholders of the Company on the Merger the beneficial owner of the Shares and the Subject Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

          4.2  No Proxy Solicitations.  Stockholder will not, and will not
               ----------------------
permit any entity under Stockholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Acquisition Agreement; (ii) initiate a stockholders' vote or action by consent of stockholders of the Company with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Opposing Proposal.

     5.   No Limitation on Discretion as Director.  This Agreement is intended
          ---------------------------------------
solely to apply to the exercise by Stockholder in his or her individual capacity of rights attaching to ownership of the Subject Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Stockholder with respect to, any action which may be taken or omitted by him or her acting in his or her fiduciary capacity as a director of the Company.

     6.   Additional Documents.  Stockholder hereby covenants and agrees to
          --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parametric or Stockholder, as the case may be, to carry out the intent of this Agreement.

     7.  Consent and Waiver.  Stockholder hereby gives any consents or waivers
         ------------------
that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     8.   Termination.  This Agreement shall terminate and shall have no further
          -----------
force or effect as of the Expiration Date.

     9.   Miscellaneous.
          -------------

          9.1  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          9.2  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either party without prior written consent of the other.

          9.3  Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          9.4  Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that Parametric will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parametric upon any such violation, Parametric shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parametric at law or in equity.

          9.5  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

               (a)  If to Parametric, to:

                    Parametric Technology Corporation
                    128 Technology Drive
                    Waltham, Massachusetts 02154
                    Attention: Chairman and Chief Executive Officer Telephone No: (617) 398-5000
                    Telecopy No.: (617) 398-5662

                    with a copy at the same address to the attention of Corporate Counsel, and with a copy to: Palmer & Dodge LLP
                                    One Beacon Street
                                    Boston, MA  02108
                                    Attn:  Stanley Keller
                                    Telephone No.: (617) 573-0100
                                    Telecopy No.: (617) 227-4420

               (b)  if to the Stockholder:
                                    To the address for notice set forth on the last page hereof.

                    with a copy to: Hale and Dorr
                                    60 State Street
                                    Boston, Massachusetts 02109
                                    Attn:  Paul P. Brountas, Esq.
                                    Telephone No.: (617) 526-6000
                                    Telecopy No.: (617) 526-5000

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     9.6  Governing Law.  This Agreement shall be governed by, and construed and
          -------------
enforced in accordance with, the internal laws of the State of Delaware.

     9.7  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

     9.8  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be an original, but all of which together shall constitute one and the same agreement.

     9.9  Effect of Headings.  The section headings herein are for convenience
          ------------------
only and shall not affect the construction of interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Stockholder Voting Agreement to be duly executed on the date and year first above written.

                              PARAMETRIC TECHNOLOGY CORPORATION

                              By:______________________________

                              Title:___________________________


                              STOCKHOLDER:


                              By:______________________________

                              Stockholder's Address for Notice:

                              _________________________________

                              _________________________________

                              _________________________________

                              Shares beneficially owned:

                              _______________ shares of Common Stock

                              Shares subject to outstanding options:

                              _______________ shares of Common Stock



                [Signature Page to Stockholder Voting Agreement]

                                                                       EXHIBIT I

                               IRREVOCABLE PROXY


     The undersigned stockholder of Computervision Corporation (the "Company"), a Delaware corporation, hereby irrevocably (to the extent provided in Section 212 of the Delaware General Corporation Law) appoints Steven C. Walske and C. Richard Harrison, and each of them individually, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's right, subject to the following paragraphs, with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as the Agreement and Plan of Reorganization dated as of November 3, 1997 (the "Acquisition Agreement") among Parametric Technology Corporation ("Parametric"), a Massachusetts corporation, the Company and PTC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parametric ("Merger Sub"), shall be terminated in accordance with its terms or the Merger (as defined in the Acquisition Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to the Stockholder Voting Agreement dated as of November 3, 1997 between Parametric and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parametric entering into the Acquisition Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Acquisition Agreement to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned, solely to the extent set forth as follows: at every annual, special or adjourned meeting of stockholders of the Company, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Acquisition Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parametric and its affiliates and against any liquidation or winding up of the Company.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Acquisition Agreement at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the Acquisition Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parametric and its affiliates, and against any liquidation or winding up of the

Company, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable.


Dated: ___________________, 1997    Signature of Stockholder:


                                    __________________________________

                                    Print Name of Stockholder:


                                    __________________________________
                                    Shares beneficially owned:


                                    ___________ shares of Common Stock

                                                                       EXHIBIT C


                              AFFILIATE AGREEMENT


     This Affiliate Agreement (the "Agreement") dated as of November 3, 1997 is between PARAMETRIC TECHNOLOGY CORPORATION ("Parametric"), a Massachusetts corporation, and the undersigned affiliate ("Affiliate") of COMPUTERVISION CORPORATION (the "Company"), a Delaware corporation.

                                    RECITALS

     A. Parametric, the Company and PTC Acquisition Corporation ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of Parametric, have entered into an Agreement and Plan of Reorganization dated as of November 3, 1997 (the "Acquisition Agreement") pursuant to which Merger Sub will merge with and into the Company ("Merger"), and the Company will become a subsidiary of Parametric. Pursuant to the Merger, shares of Common Stock of the Company (the "Company Shares"), including any shares owned by Affiliate, will be converted into the right to receive shares of Common Stock of Parametric (the "Parametric Shares").

     B. Parametric and the Company intend that the Merger constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 as amended (the "Code"). It is a condition to effectiveness of the Merger under the Acquisition Agreement that legal counsel for each of Parametric and the Company will have delivered written opinions to such effect, and in connection therewith such legal counsel require certain representations of Affiliate.

     C. Affiliate has been advised that he may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein shall be construed as an admission by Affiliate that he is in fact an affiliate of Company;

     D. It is a condition to Parametric's obligations under the Acquisition Agreement that the Merger qualify for pooling of interests accounting treatment, and to achieve such treatment certain representations and agreements of Affiliate are required; and

     E. The execution and delivery of this Agreement by Affiliate is a material inducement to Parametric to enter into the Acquisition Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1.   Securities Act Compliance.
          -------------------------

     (a) Affiliate has been advised that if he is an "affiliate" of the Company at the time the Acquisition Agreement was submitted for approval of the shareholders of the Company and a distribution by the undersigned of the Parametric Shares has not been registered under the Securities Act, Rule 145 under the Securities Act will restrict his sales of Parametric Shares received in the Merger. Affiliate agrees that he will not sell or otherwise dispose of any Parametric Shares except pursuant to Rule 145(d) under the Securities Act, an effective registration statement under the Securities Act or an exemption from the registration requirements under the Securities Act, provided that Affiliate may make bona fide gifts or distributions (including, if Affiliate is a partnership, to its partners) without consideration or transfers by operation of law, so long as any donee or transferee agrees not to sell, transfer or otherwise dispose of Parametric Shares except as provided herein.

     (b) Affiliate acknowledges that Parametric is under no obligation to register the sale, transfer or other disposition by Affiliate of the Parametric Shares or to take any action necessary in order to make an exemption from registration available.

     2.   Pooling of Interests
          --------------------

     (a) Affiliate agrees that he will not engage, and represents that he has not engaged, in any sale, exchange, transfer, distribution, pledge, disposition or any other transaction, including a transaction that reduces the risk of loss by short sale, hedging or otherwise, that would result in a reduction in the risk of ownership (any such transaction, a "Sale") with respect to any of the Company Shares owned by Affiliate during the 30 days prior to the effective date of the Merger.

     (b) Affiliate agrees that he will not engage in any Sale of the Parametric Shares until after such time as financial results covering at least 30 days of combined operations of Parametric and the Company after the effective date of the Merger have been published by Parametric, in the form of a quarterly earnings report, a registration statement filed with the Commission, a report on Form 10-K, 10-Q or 8-K or any other public filing or announcement.

     3.   Tax Effects of the Merger.  Affiliate represents, warrants and
          -------------------------
covenants as follows:

          i. Affiliate is the beneficial owner of Company Shares (including shares issuable upon exercise of stock options) and did not acquire any such shares in contemplation of the Merger;

          ii. Affiliate has not engaged in a Sale of any Company Shares in contemplation of the Merger, and Affiliate has no current plan or intention (a "Plan") to engage in a Sale of any Company Shares in contemplation of (and not
in) the Merger;

          iii. Affiliate has no Plan to engage in a Sale of any of the Parametric Shares (on a fully diluted basis, giving effect to all options) to be received by Affiliate in the Merger;

          iv. Affiliate has not entered into any discussions or negotiations with regard to the possible sale of any Company Shares or any Parametric Shares to be received by Affiliate in the Merger;

          v. If Affiliate is a partnership, then the term "Sale" as used in paragraph iii above shall not be deemed to include any distribution to its partners, provided that if any recipient of any such distribution will receive Parametric Shares having a fair market value of 1% or more of the fair market value of all the Company Shares presently outstanding, Affiliate is not aware of any Plan on the part of such recipient to engage in a Sale of any of the Parametric Shares (on a fully diluted basis, giving effect to all options) to be received by such recipient in such distribution;

          vi. Affiliate is not aware of, or participating in, any Plan on the part of the stockholders of the Company to engage in one or more Sales of the Parametric Shares to be received in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the Parametric Shares subject to such Sales would exceed 50% of the aggregate fair market value of all Company Shares outstanding immediately prior to the Merger; and

          vii. Affiliate does not intend to take a position on any tax return that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     4.   Legends.
          -------

     (a) Affiliate understands that there will be placed on the certificates representing Parametric Shares to be received by Affiliate in the Merger, and, except as provided in paragraph (b) below, any certificates delivered in substitution or exchange therefor, a legend stating in substance:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN AN AGREEMENT WITH THE ISSUER DATED NOVEMBER 3, 1997, INCLUDING WITHOUT LIMITATION A RESTRICTION THAT THESE SHARES MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH RULE 145(D) UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT. THE ISSUER WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     (b) The legend referred to in paragraph (a) above shall be terminated or removed if Affiliate shall have delivered to Parametric a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance satisfactory to Parametric or other evidence satisfactory to Parametric, to the effect that such instructions and legend are not required for the purposes of the Act and, in the case of Section 3 above, counsel for Parametric shall have determined that such instructions are no longer necessary for purposes of such paragraph.

     5.   Miscellaneous.
          -------------

          (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts.

          (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

          (e) Affiliate has carefully read this Agreement, including the limitations upon the disposition of the Parametric Shares received by Affiliate contained herein, and has obtained such advice regarding execution of this Agreement as he deemed necessary.

          (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

          (g) The acknowledgements and representations set forth herein shall be accurate and complete at all times from the date hereof through the date on which the Merger is consummated, unless Affiliate notifies Parametric and the Company to the contrary, in writing, prior to such date.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the first page of this Agreement.


                                  PARAMETRIC TECHNOLOGY CORPORATION


                                  By: ______________________________

                                  Title: ___________________________


                                  AFFILIATE


                                  By: _______________________________

                                  Name of Affiliate: ________________

                                  Name of Signatory (if different from name of Affiliate): _______________________

                                  Title of Signatory
                                  (if applicable): __________________


                                  Company shares beneficially owned:

                                  _______________ shares of Common Stock

                                  Company shares subject to outstanding options:

                                  _______________ shares of Common Stock



                    [Signature Page to Affiliate Agreement]

                                                                       EXHIBIT D

                            MATTERS TO BE COVERED BY
                         OPINION OF PALMER & DODGE LLP


      1. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with the corporate power and authority to enter into and perform the Acquisition Agreement.

      2. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to enter into and perform the Acquisition Agreement.

      3. The execution and delivery of the Acquisition Agreement and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Buyer and Merger Sub. The Buyer and Merger Sub have duly executed and delivered the Acquisition Agreement, and the Acquisition Agreement constitutes the valid and binding obligation of the Buyer and Merger Sub, enforceable against each in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      4. The shares of Buyer Common Stock to be issued in the Merger have been duly authorized by all necessary corporate action on the part of the Buyer and, when issued in the Merger pursuant to the terms thereof, such shares will be validly issued, fully paid and nonassessable. Such shares of Buyer Common Stock have been authorized for quotation on the Nasdaq National Market.

      5. Except for (a) the filing of the Certificate of Merger with the Secretary of State of Delaware and (b) such filings, notices, permits, consents and approvals as have been made, given or obtained, the execution, delivery and performance of the Acquisition Agreement by the Buyer and consummation of the Merger will not: (i) violate any provision of the Articles of Organization or Bylaws of the Buyer or the Certificate of Incorporation or Bylaws of Merger Sub,
(ii) violate any law or regulation or any order, judgment or decree that, to our knowledge, is applicable to Buyer or any of its Subsidiaries, (iii) result in any breach of or a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of the Buyer or any of its Subsidiaries or alter the rights or obligations of any third party under, or result in the creation of any lien or encumbrance on the properties or assets of the Buyer or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation of, under any instrument, contract or other agreement included as an exhibit to Buyer's Annual Report on Form 10-K for the year ended September 30, 1996, or to any report filed with the SEC subsequent thereto, to which the Buyer or any of its Subsidiaries is a party or to which the Buyer or any of its Subsidiaries or its or any of their respective properties is bound or affected, or (iv) require any consent, approval, order or authorization of, or any registration, declaration or filing with any Governmental Entity, excluding from the foregoing clauses (ii), (iii) and (iv) any exceptions to the foregoing that, in the aggregate, would not have a Parametric Material Adverse Effect or a material adverse effect on the ability of the Buyer or Merger Sub to consummate the Merger.

      6.  To our knowledge, and except as disclosed on the Parametric
Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending or threatened against the Buyer or any of its Subsidiaries that would have a Parametric Material Adverse Effect or that challenges or seeks to prevent, enjoin, alter or delay the Merger.

      7. Upon the filing of the Certificate of Merger, the Merger will become effective in accordance with the Delaware General Corporation Law.

      8. The Registration Statement referred to in Section 5.1 of the Acquisition Agreement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

                                                                       EXHIBIT E

                            MATTERS TO BE COVERED BY
                          OPINION OF HALE AND DORR LLP


     1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to enter into and perform the Acquisition Agreement.

     2. The Seller is authorized to issue 100,000,000 shares of Common Stock, of which _____________ shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, none of which are issued or outstanding. All of the issued and outstanding shares of the Seller's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights under any statute, the Certificate of Incorporation or the By-laws.

     3. The execution and delivery of the Acquisition Agreement and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Seller. The Seller has duly executed and delivered the Acquisition Agreement, and the Acquisition Agreement constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

     4. Except for (a) the filing of the Certificate of Merger with the Secretary of State of Delaware and (b) such filings, notices, permits, consents and approvals as have been made, given or obtained, the execution, delivery and performance of the Acquisition Agreement by the Seller and consummation of the Merger will not: (i) violate any provision of the Certificate of Incorporation or Bylaws of the Seller, (ii) violate any law or regulation or any order, judgment or decree that, to our knowledge, is applicable to the Seller or any of its Subsidiaries, (iii) result in any breach of or a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of the Seller or any of its Subsidiaries or alter the rights or obligations of any third party under, result in the creation of any lien or encumbrance on the properties or assets of the Seller or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation of, any instrument, contract or other agreement included as an exhibit to Seller's Annual Report on Form 10-K for the year ended December 31, 1996, or to any report filed with the SEC subsequent thereto, to which the Seller or any of its Subsidiaries is a party or to which the Seller or any of its Subsidiaries or its or any of their respective properties is bound or affected, (iv) require any consent, approval, order or authorization of, or any registration, declaration or filing with any Governmental Entity, excluding from the foregoing clauses (ii), (iii) and (iv) any exceptions to the foregoing that, in the aggregate, would not have a Computervision Material Adverse Effect, or a material adverse effect on the ability of the Seller to consummate the Merger.

     5. To our knowledge, and except as disclosed on the Computervision Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending or threatened against the Seller or any of its Subsidiaries that would have a Computervision Material Adverse Effect or that challenges or seeks to prevent, enjoin, alter or delay the Merger.

     6. Upon the filing of the Certificate of Merger, the Merger will become effective and will be binding upon all holders of shares of Seller Stock in accordance with the Delaware General Corporation Statute. No stockholder of Computervision is entitled to dissenters' appraisal rights under the Delaware General Corporation Statute in respect of the Merger.

                                                                       EXHIBIT F

                           NON-COMPETITION AGREEMENT


      This Agreement dated as of _________________ __, 199_ is entered into by and between PARAMETRIC TECHNOLOGY CORPORATION ("Parametric"), a Massachusetts corporation, COMPUTERVISION CORPORATION ("Computervision"), a Delaware corporation, and _________________ ("Employee").

                                    RECITALS

      A. Pursuant to the Plan and Agreement of Reorganization (the "Acquisition Agreement") dated as of November 3, 1997, by and between Parametric, Computervision and PTC Acquisition Corporation ("Merger Sub"), Merger Sub will merge with and into Computervision (the "Merger"). Pursuant to the Merger, shares of Common Stock of Computervision will be converted into the right to receive shares of Common Stock of Parametric on the basis described in the Acquisition Agreement.

      B. Employee has served as ___________ of Computervision and has gained substantial knowledge and expertise in connection with Computervision's products, organization and customers;

      C. Parametric and Employee acknowledge that it would be seriously detrimental to Parametric if Employee would compete with Parametric or Computervision following consummation of the Merger;

      D. Computervision is engaged in the development, production, distribution and selling of computer-aided design software (the "Business");

      E. It is a condition to the obligation of Parametric to consummate the Merger that Employee enter into this Agreement; and

      F. As inducement to Parametric to consummate the Merger, and in consideration of the issuance of shares of Common Stock of Parametric to stockholders of Computervision in the Merger as provided in the Acquisition Agreement, Employee desires to agree with Parametric as further provided herein.

      NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

      1.  Non-Competition.
          ---------------

          (a) The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Employee is a key employee of Computervision, and that the Merger is contingent upon Employee entering into this Agreement, including this non-competition provision. In addition, the parties understand that prior to the Merger, Computervision was engaged in the Business in each of the fifty states of the United States and Canada, Europe, Japan and other Pacific Rim countries. The parties further understand that Parametric is currently engaged in business in each of the fifty states of the United States and Canada, Europe, Japan and other Pacific Rim countries. (The United States and the regions set forth above shall hereafter be referred to as the "Geographic Scope of the Business.") Computervision and Parametric have informed Employee that following the Merger they will continue conducting such business in all parts of the Geographic Scope of the Business. The parties expressly acknowledge and agree that the non-competition provisions contained in this Agreement are permissible and enforceable pursuant to the provisions of applicable law.

          (b) During the period commencing on the effective date of the Merger (the "Effective Date") and ending one year after the Effective Date, Employee shall not, directly or indirectly, either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder, investor, lender, or in any other capacity whatsoever, of any person, firm, corporation, partnership or other entity or in any other capacity:

               (i) participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that competes with the "Enterprise Products or Services" (for purposes hereof, "Enterprise Products or Services" shall be defined as the products produced, marketed, sold, serviced or under development, or services provided, either (A) by Computervision as part of the Business at any time prior to the Effective Date, or (B) by Computervision or Parametric, related to the Business at any time from the Effective Date through the date when Employee ceases to be employed by Computervision or Parametric); or

               (ii) induce or attempt to induce any person who at the time of such inducement is an employee of Computervision or Parametric to perform work or services for any other person or entity other than Computervision or Parametric.

Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as a passive investment, up to one percent (1%) of any class of "publicly traded securities" of any person or entity which owns a competitive Business. For the purposes of this Section 1, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market. Notwithstanding the foregoing, Employee will not be prohibited from competing with Parametric in any part of Parametric's Geographic Scope of the Business, if Parametric, or any entity obtaining title to its good will or shares, ceases to carry on a like Business therein. This exception to Employee's covenant not to compete only applies to the country in which the Business is no longer carried on and does not affect the enforceability of this
Section 1 in the countries in which the Business is continued.

          2.   Discontinuance of Benefits.  In the event that Parametric
               --------------------------
determines that Employee has failed to comply with any of the conditions of this Agreement, Parametric shall have the right to discontinue any or all remaining benefits payable to Employee under any retention or other severance plan or agreements. Such discontinuance of benefits shall be in addition to and shall not limit any and all other rights and remedies that Parametric may have against Employee.

          3.   Right to Injunction.  Employee further understands and agrees
               -------------------
that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of Computervision, Parametric, and the Business (the "Protected Interests") and are considered by Employee to be reasonable for such purpose. Employee agrees that any breach of this Agreement will cause substantial and irrevocable damage to the Protected Interests with respect to which the remedy at law for damages will be inadequate. Therefore, in the event of breach or anticipatory breach of the covenants set forth in this Agreement by Employee, Employee and Parametric agree that Parametric shall be entitled to the following particular forms of relief, in addition to any other remedies otherwise available to it at law or equity: (i) injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach and Employee hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction; and (ii) recovery of all reasonable sums expended and costs, including reasonable attorneys fees, incurred by Parametric to enforce the covenants set forth in this Agreement.

          4.   Supersession.  To the extent that any of the provisions of this
               ------------
Agreement conflict with the provisions of any prior non-competition clause or agreement between Employee and Computervision, the provisions of this Agreement shall control.

          5.   Savings Clause.  If any restriction set forth in Section 1 above
               --------------
is held to be unreasonable or unenforceable, then Employee agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

          6.   Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
shall inure to the benefit of Parametric and its successors and assigns. This Agreement shall be binding upon Employee and shall inure to his benefit and to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

          7.   Amendment.  This Agreement may be amended or altered only in a
               ---------
writing signed by the Chief Executive Officer or the Chief Operating Officer of Parametric and Employee.

          8.   Applicable Law; Severability.  This Agreement shall be construed
               ----------------------------
and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles. The covenants contained in this Agreement constitute a series of separate covenants, one for each applicable State in the United States and the District of Columbia, and one for each applicable foreign country. If in any judicial proceeding a court shall hold unenforceable any of the separate covenants deemed included herein, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. Employee and Parametric further agree that the covenants in this Agreement shall each be construed as a separate agreement independent of any other provisions of this Agreement, and the existence of any claim or cause of action by Employee against Parametric whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Parametric of any of the covenants of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

COMPUTERVISION CORPORATION              PARAMETRIC TECHNOLOGY CORPORATION



By: _________________________________   By: ___________________________________

Print Name: _________________________   Print Name: ___________________________

Its: ________________________________   Its: __________________________________


EMPLOYEE


_____________________________________
Name



                 [Signature Page to Non-Competition Agreement]